                                                                EXHIBIT 10.14

                                      Lease


                                REDMOND HILLTOP



                                     Between





                          PORTABLE SOFTWARE CORPORATION
                                    (Tenant)



                                       and


                         CARRAMERICA REALTY CORPORATION
                                   (Landlord)

                                TABLE OF CONTENTS


                                                                   Page
                                                                   ----
1.   LEASE AGREEMENT                                                 3

2.   RENT                                                            3
     A. Types of Rent                                                3
        (1) Base Rent                                                4
        (2) Operating Cost Share Rent                                4
        (3) Tax Share Rent                                           4
        (4) Additional Rent                                          4
        (5) Rent                                                     4

     B. Payment of Operating Cost Share Rent and Tax Share Rent      5
        (1) Payment of Estimated Operating Cost Share Rent
            and Tax Share Rent                                       5
        (2) Correction of Operating Cost Share Rent                  5
        (3) Correction of Tax Share Rent                             5

     C. Definitions                                                  6
        (1) Included Operating Costs                                 6
        (2) Excluded Operating Costs                                 6
        (3) Taxes                                                    7
        (4) Lease Year                                               8
        (5) Fiscal Year                                              8

     D. Computation of Base Rent and Rent Adjustments                9
        (1) Prorations                                               8
        (2) Default Interest                                         8
        (3) Rent Adjustments                                         8
        (4) Books and Records                                        8
        (5) Miscellaneous                                            9

3.   PREPARATION AND CONDITION OF PREMISES;
     POSSESSION AND SURRENDER OF PREMISES                            9
     A. Condition OF Premises                                        9
     B. Tenant's Possession                                          9
     C. Maintenance                                                  9

4.   PROJECT SERVICES                                                9
     A. Heating and Air Conditioning                                10
     B. Elevators                                                   10
     C. Electricity                                                 10
     D. Water                                                       10
     E. Janitorial Service                                          10
     F. Interruption of Services                                    10

                                                                   Page
                                                                   ----
5.   ALTERATIONS AND REPAIRS                                        11
     A. Landlord's Consent and Conditions                           11
     B. Damage to Systems                                           12
     C. No Liens                                                    12
     D. Ownership of Improvements                                   12
     E. Removal at Termination                                      13

6.   USE OF PREMISES                                                13

7.   GOVERNMENTAL REQUIREMENTS AND BUILDING RULES                   13

8.   WAIVER OF CLAWS; INDEMNIFICATION; INSURANCE                    14
     A. Waiver of Claims                                            14
     B. Indemnification                                             14
     C. Tenant's Insurance                                          14
     D. Insurance Certificates                                      16
     E. Landlord's Insurance                                        16

9.   FIRE AND OTHER CASUALTY                                        16
     A. Termination                                                 16
     B. Restoration                                                 16

10.  EMINENT DOMAIN                                                 17

11.  RIGHTS RESERVED TO LANDLORD                                    17
     A. Name                                                        17
     B. Signs                                                       17
     C. Window Treatments                                           17
     D. Keys                                                        17
     E. Access                                                      17
     F. Preparation for Reoccupancy                                 17
     G. Heavy Articles                                              17
     H. Show Premises                                               17
     I. Use of Lockbox                                              18
     J. Repairs and Alterations                                     18
     K. Landlord's Agents                                           18
     L. Building Services                                           18
     M. Other Actions                                               18

12.  TENANT'S DEFAULT                                               18
     A. Rent Default                                                18
     B. Assignment/Sublease or Hazardous
         Substances Default                                         18
     C. Other Performance Default                                   19

                                                                   Page
                                                                   ----
        D.  Credit Default                                           19
        E.  Vacation or Abandonment Default                          19

13.  LANDLORD REMEDIES                                               19
        A.  Termination of Lease or Possession                       19
        B.  Lease Termination Damages                                19
        C.  Possession Termination Damages                           20
        D.  Landlord's Remedies Cumulative                           20
        E.  WAIVER OF TRIAL BY JURY                                  20
        F.  Litigation Costs                                         20

14.  SURRENDER                                                       21

15.  HOLDOVER                                                        21

16.  SUBORDINATION TO GROUND LEASES AND MORTGAGES                    21
        A.  Subordination                                            21
        B.  Termination of Ground Lease or
            Foreclosure of Mortgage                                  21
        C.  Security Deposit                                         21
        D.  Notice and Right to Cure                                 22
        E.  Definitions                                              22

17.  ASSIGNMENT AND SUBLEASE                                         22
        A.  In General                                               22
        B.  Landlord's Consent                                       22
        C.  Procedure                                                23
        D.  Change of Management or Ownership                        23
        E.  Excess Payments                                          23

18.  CONVEYANCE BY LANDLORD                                          23

19.  ESTOPPEL CERTIFICATE                                            23

20.  SECURITY DEPOSIT                                                24
        A.  TIME                                                     24
        B.  ECONOMIC PERFORMANCE                                     24

21.  FORCE MAJEURE                                                   25

22.  NOTICES                                                         25
        A.  LANDLORD                                                 25
        B.  TENANT                                                   26

                                                                   Page
                                                                   ----
23.  QUIET POSSESSION                                                26

24.  REAL ESTATE BROKER                                              26

25.  MISCELLANEOUS                                                   26
        A.  Successors and Assigns                                   26
        B.  Date Payments Are Due                                    26


        C.  Meaning of "Landlord", "Re-Entry",
            "including" and "Affiliate"                              26
        D.  Time of the Essence                                      27
        E.  No Option                                                27
        F.  Severability                                             27
        G.  Governing Law                                            27
        H.  No Oral Modification                                     27
        I.  Landlord's Right to Cure                                 27
        J.  Captions                                                 27
        K.  Authority                                                27
        L.  Landlord's Enforcement of Remedies                       27
        M.  Entire Agreement                                         27
        N.  Landlord's Title                                         27
        O.  Light and Air Rights                                     28
        P.  Singular and Plural                                      28
        Q.  No Recording by Tenant                                   28
        R.  Exclusivity                                              28
        S.  No Construction Against Drafting Party                   28
        T.  Survival                                                 28
        U.  Rent Not Based on Income                                 28
        V.  Building Manager and Service Providers                   28
        W.  Late Charge and Interest on Late Payments                28
        X.  Parking                                                  29
        Y.  Signage                                                  29

26.  UNRELATED BUSINESS INCOME                                       29
27.  HAZARDOUS SUBSTANCES                                            29
28.  EXCULPATION                                                     29

APPENDIX A - PLAN OF THE PREMISES
APPENDIX B - RULES AND REGULATIONS
APPENDIX C - TENANT IMPROVEMENT AGREEMENT
APPENDIX D - MORTGAGES CURRENTLY AFFECTING THE PROJECT
APPENDIX E - COMMENCEMENT DATE CONFIRMATION
APPENDIX F - LEGAL DESCRIPTION
ADDENDUM 1 - EXTENSION OPTION

                                      LEASE

        THIS LEASE (the "lease") is made as of ____, 1997 between CARRAMERICA REALTY CORPORATION, a Maryland corporation (the "Landlord") and the Tenant as named in the Schedule below. The term "Project" means the buildings B and C (individually the "Building" and collectively the "Buildings") known as "Redmond Hilltop" and the land (the "Land") located at 6222 and 6244 185th Avenue NE, Redmond, Washington 98052. The land is legally described on Appendix F, attached hereto. "Premises" means Building B leased to Tenant described in the Schedule and outlined on Appendix A.

        The following schedule (the "Schedule") is an integral part of this Lease. Terms defined in this Schedule shall have the same meaning throughout the Lease.

                                    SCHEDULE

        1.      TENANT: Portable Software Corporation, a Washington corporation.

        2.      PREMISES: Building B

        3.      RENTABLE SQUARE FEET OF THE PREMISES: 43,046 square feet

        4. TENANT'S PROPORTIONATE SHARE: (a) 100% (based upon a total of 43,046 rentable square feet in Building B) as to all Operating Costs relating specifically to Building B, including, without limitation, HVAC maintenance and repairs, elevator maintenance and repairs, budding management fee, janitorial services and supplies, window cleaning, and property insurance; (b) 46.22% of all Operating Costs relating to the Project, including, without limitation, landscape costs, parking lot repair and maintenance, Landlord's liability insurance costs, and Taxes [provided, however, that should Building B and the land on which it is located be separately assessed from the remainder of the Project, Tenant's Proportionate Share of Taxes shall be 100% of Taxes payable with respect to such separately assessed parcel]; and (c) an amount fairly and equitably apportioned by Landlord, based on the rentable square feet in the Premises and the total rentable square feet in the remainder of the buildings in the Redmond East Business Campus, of Landlord's administration and overhead costs.

        5.      SECURITY DEPOSIT: $450,000 Letter of Credit

        6.      TENANT'S REAL ESTATE BROKER FOR THIS LEASE: Puget Sound
                Properties

        7. LANDLORD'S REAL ESTATE BROKER FOR THIS LEASE: CB Commercial Real Estate Group, Inc.

        8. TENANT IMPROVEMENTS, IF ANY: See the Tenant Improvement Agreement attached hereto as Appendix C.

        9. COMMENCEMENT DATE: On Tenant's acceptance of the premises substantially complete (estimated 12/31/97 or 1/31/98), but if the Premises are subject to new construction pursuant to Appendix C, then on the Completion Date, as defined therein, if it is later; Landlord and Tenant shall execute a Commencement Date

                Confirmation substantially in the form of Appendix E promptly following final completion of all improvements.

        10. TERMINATION DATE/TERM; Sixty (60) months after the Commencement Date, or if the Commencement Date is not the first day of a month, then after the first day of the following month.

        11.     GUARANTOR: None

        12.     BASE RENT:


                                Annual       Monthly         Per Sq. Ft.
            Period             Base Rent    Base Rent           Rent
            ------             ---------    ---------           ----
     Months  1 through 5       $301,322      $25,111        $ 7.00 nnn/rsf
     Months  6 through 36      $639,233      $53,269        $14.85 nnn/rsf
     Months 37 through 60      $703,802      $58,650        $16.35 nnn/rsf


        1. LEASE AGREEMENT. On the terms stated in this Lease, Landlord leases the Premises to Tenant, and Tenant leases the Premises from Landlord, for the Term beginning on the Commencement Date and ending on the Termination Date unless extended or sooner terminated pursuant to this Lease.

        2. RENT.

        A. Types of Rent. Tenant shall pay the following Rent in the form of a check to Landlord at the following address:

               CARRAMERICA REALTY CORPORATION
               WILLOW CREEK CORPORATE CENTER
               P.O. Box ___________________[to be inserted when determined] ATLANTA, GA 30384-0566 or by wire transfer as follows:

               Account Name:         NationsBank, N.A. (South)
               Account Number:
               ABA Number:
               Bank Name:            NationsBank of Georgia
               Notification:
               Telephone:            (202)

or in such other manner as Landlord may notify Tenant in writing.

        (1) Base Rent in monthly installments in advance, the first monthly installment payable concurrently with the execution of this Lease and thereafter on or before the first day of each month of the Term in the amount set forth on the Schedule. Notwithstanding the foregoing, Landlord shall provide Tenant with a "space pocket" of 15,000 rentable square feet for a period of 12 months, or until the space is used or occupied for any reason, whichever comes first. During this time period, Tenant shall receive a base rent credit equal to 15,000 times the then current rental rate per square foot, divided by twelve. Accordingly, Landlord and Tenant agree that until the first anniversary of the Commencement Date, the Base Rent for months one through five (1 - 5) of the Lease Term Tenant's monthly Base Rent payment shall be $16,361 and months six through twelve (6 - 12) the monthly Base Rent payment shall be $34,707 plus, in either case, an amount equal to the product arrived at by multiplying the applicable Base Rent per square foot (as set forth in item 12 of the schedule) by the rentable area of that portion (if any) of the 15,000 square foot space pocket actually occupied by Tenant. Thereafter, Tenant's Base Rent obligation shall be as set forth in the Schedule.

        However, all Operating Cost Share Rent, Tax Share Rent and Additional Rent shall be based on 43,046 rentable square feet from and after the commencement of the Lease Term.

        (2) Operating Cost Share Rent in an amount equal to the Tenant's Proportionate Share of the Operating Costs for the applicable Fiscal Year (as defined in Paragraph E(5) below) of the Lease, paid monthly in advance in an estimated amount. Definitions of Operating Costs and Tenant's Proportionate Share, and the method for billing and payment of Operating Cost Share Rent are set forth in Sections 2B, 2C and 2D.

        (3) Tax Share Rent in an amount equal to the Tenant's Proportionate Share of the Taxes for the applicable Fiscal Year of this Lease, paid monthly in advance in an estimated amount. A definition of Taxes and the method for billing and payment of Tax Share Rent are set forth in Sections 2B, 2C and 2D.

        (4) Additional Rent in the amount of all costs, expenses, liabilities, and amounts which Tenant is required to pay under this Lease, excluding Base Rent, Operating Cost Share Rent, and Tax Share Rent, but including any interest for late payment of any item of Rent.

        (5) Rent as used in this Lease means Base Rent, Operating Cost Share Rent, Tax Share Rent and Additional Rent. Tenant's agreement to pay Rent is an independent covenant, with no right of setoff, deduction or counterclaim of any kind; provided, however, that Tenant shall be permitted to offset from Rent the amount of any final monetary judgment Tenant obtains against Landlord.

B.      Payment of Operating Cost Share Rent and Tax Share Rent.

        (1) Payment of Estimated Operating Cost Share Rent and Tax Share Rent. Landlord shall estimate the Operating Costs and Taxes of the Project by April 1 of each Fiscal Year, or as soon as reasonably possible thereafter. Landlord may revise these estimates whenever it obtains more accurate information (but no more often than quarterly), such as the final real estate tax assessment or tax rate for the Project.

        Within ten (10) days after receiving the original or revised estimate from Landlord, Tenant shall pay Landlord (or, if the resulting difference is negative and exceeds Tenant's obligation for its Proportionate Share applicable to the following sixty days, Landlord shall reimburse the same to Tenant) one-twelfth (1/12th) of Tenant's Proportionate Share of this estimate, multiplied by the number of months that have elapsed in the applicable fiscal year to the date of such payment including the current month, minus payments previously made by Tenant for the months elapsed. On the first day of each month thereafter, Tenant shall pay Landlord one-twelfth (1/12th) of Tenant's Proportionate Share of this estimate, until a new estimate becomes applicable.

        (2) Correction of Operating Cost Share Rent. Landlord shall deliver to Tenant a report for the previous Fiscal Year (the "Operating Cost Report") by April 1 of each year, or as soon as reasonably possible thereafter, setting forth (a) the actual Operating Costs incurred, (b) the amount of Operating Cost Share Rent due from Tenant, and (c) the amount of Operating Cost Share Rent paid by Tenant. Within twenty (20) days after such delivery, Tenant shall pay to Landlord the amount due minus the amount paid. If the amount paid exceeds the amount due, Landlord shall apply the excess to Tenant's payments of Operating Cost Share Rent next coming due; provided, however, that if the amount paid exceeds Tenant's payments of Operating Cost Share Rent coming due for the next 60 days, the difference shall be refunded to Tenant.

        (3) Correction of Tax Share Rent. Landlord shall deliver to Tenant a report for the previous fiscal year (the "Tax Report") by April 1 of each year, or as soon as reasonably possible thereafter, setting forth (a) the actual Taxes, (b) the amount of Tax Share Rent due from Tenant, and (c) the amount of Tax Share Rent paid by Tenant. Within twenty (20) days after such delivery,, Tenant shall pay to Landlord the amount due from Tenant minus the amount paid by Tenant. If the amount paid exceeds the amount due, Landlord shall apply any excess as a credit against Tenant's payments of Tax Share Rent next coming due; provided, however, that if the amount paid exceeds Tenant's payments for Tax Share Rent coming due for the next 60 days, the difference shall be refunded to Tenant.

C.      Definitions

        (1) included Operating costs. "Operating Costs" means any expenses, costs and disbursements of any kind other than Taxes, paid or incurred by Landlord in connection with the management maintenance, operation, insurance, repair and other related activities in connection with the Premises and any part of the Project and of the personal property, fixtures, machinery, equipment, systems and apparatus used in connection therewith, including the cost of providing those services required to be furnished by Landlord under this Lease. Operating Costs shall also include the costs of any capital improvements which are intended to reduce Operating Costs or improve safety, and those made to keep the Project in compliance with changes in governmental requirements applicable from time to time (collectively, "Included Capital Items"); provided, that the costs of any Included Capital Item shall be amortized by Landlord, together with an amount equal to interest at nine percent (9%) per annum, over the estimated useful life of such item and such amortized costs are only included in Operating Costs for that portion of the useful life of the Included Capital Item which falls within the Term.

        (2)     Excluded Operating Costs. Operating Costs shall not include:

        (a)     costs of alterations of tenant premises;

        (b)     costs of capital improvements other than Included Capital Items;

        (c) interest and principal payments on mortgages or any other debt costs, or rental payments on any ground lease of the Project;

        (d)     real estate brokers' leasing commissions;

        (e) legal fees, space planner fees and advertising expenses incurred with regard to leasing the Building or portions thereof;

        (f) any cost or expenditure for which Landlord is reimbursed, by insurance proceeds or otherwise, except by Operating Cost Share Rent;

        (g) the cost of any service furnished to any office tenant of the Project which Landlord does not make available to Tenant;

        (h)     depreciation (except on any Included Capital Items);

        (i)     franchise or income taxes imposed upon Landlord;

        (j) costs of correcting defects in construction of the Building (as opposed to the cost of normal repair, maintenance and replacement expected with the construction materials and equipment installed in the Building in light of their specifications);

        (k) legal and auditing fees which are for the benefit of Landlord such as collecting delinquent rents, preparing tax returns and other financial statements, and audit other than those incurred in connection with the preparation of reports required pursuant to Section 2B above;

        (l) the wages of any employee for services not related directly to the management, maintenance, operation and repair of the Building; and

        (m)     fines, penalties and interest

        (3) Taxes. "Taxes" means any and all taxes, assessments and charges of any kind, general or special, ordinary or extraordinary, levied against the Project (subject to the terms of paragraph 4 on page 2 hereof), which Landlord shall pay or become obligated to pay in connection with the ownership, leasing, renting, management, use, occupancy, control or operation of the Project or of the personal property, fixtures, machinery, equipment, systems and apparatus used in connection therewith. Taxes shall include real estate taxes, personal property taxes, sewer rents, water rents, special or general assessments, transit taxes, ad valorem taxes, and any tax levied on the rents hereunder or the interest of Landlord under this Lease (the "Rent Tax"). Taxes shall also include all fees and other costs and expenses (a) paid by Landlord in reviewing any tax, and (b) in seeking a refund or reduction of any Taxes, provided, however, that as to amounts incurred by Landlord in seeking a refund or reduction of Taxes, Tenant's obligation shall not exceed the amount by which Taxes paid by Tenant are reduced by such efforts. Landlord shall contest Taxes in accordance with reasonable and prudent property management practices.

        For any year, the amount to be included in Taxes (a) from taxes or assessments payable in installments, shall be the amount of the installments (with any interest) due and payable during such year, and (b) from all other Taxes, shall at Landlord's election be the amount accrued, assessed, or otherwise imposed for such year or the amount due and payable in such year, except that general real estate taxes shall be included in Taxes for any Fiscal Year in the amount payable during such Fiscal Year. Any refund or other adjustment to any Taxes by the taxing authority, shall apply during the year with respect to which the adjustment is made.

        Taxes shall not include any net income, capital, stock, succession, transfer, franchise, gift, estate or inheritance tax, except to the extent that such tax shall be imposed in lieu of any portion of Taxes.

        (4) Lease Year. "Lease Year" means each consecutive twelve-month period beginning with the Commencement Date, except that if the Commencement Date is not the first day of a calendar month, then the first Lease Year shall be the period from the Commencement Date through the final day of the twelve months after the first day of the following month, and each subsequent Lease Year shall be the twelve months following the prior Lease Year.

        (5) Fiscal Year. "Fiscal Year" means the calendar year, except that the first Fiscal Year and the last Fiscal Year of the Term may be a partial calendar year.

D.      Computation of Base Rent and Rent Adjustments.

        (1) Prorations. If this Lease begins on a day other than the first day of a month, the Base Rent, Operating Cost Share Rent and Tax Share Rent shall be prorated for such partial month based on the actual number of days in such month. If this Lease begins on a day other than the first day, or ends on a day other than the last day, of the fiscal year, Operating Cost Share Rent and Tax Share Rent shall be prorated for the applicable fiscal year.

        (2) Default Interest. Any sum due from Tenant to Landlord not paid when due shall bear interest from the date due until paid at fifteen percent (15%) per annum.

        (3) Rent Adjustments. The square footage of the Premises and the Building set forth in the Schedule are conclusively deemed to be the actual square footage thereof, without regard to any subsequent remeasurement of the Premises . If any Operating Cost paid in one Fiscal Year relates to more than one Fiscal Year, Landlord may proportionately allocate such Operating Cost among the related Fiscal Years.

        (4) Books and Records. Landlord shall maintain books and records reflecting the Operating Costs and Taxes in accordance with generally accepted accounting principles and management practices. Tenant and its certified public accountant shall have the right to inspect Landlord's records at Landlord's office upon at least seventy-two (72) hours' prior notice during normal business hours during the ninety (90) days following the respective delivery of the Operating Cost Report or the Tax Report. The results of any such inspection shall be kept strictly confidential by Tenant and its agents, and Tenant and its certified public accountant must agree, in their contract for such services, to such confidentiality restrictions and shall specifically agree that the results shall not be made available to any other tenant of the Building. Unless Tenant sends to

        Landlord any written exception to either such report within said ninety
        (90) day period, such report shall be deemed final and accepted by Tenant. Tenant shall pay the amount shown on the Operating Cost Report and the Tax Report in the manner prescribed in this Lease, whether or not Tenant takes any such written exception, without any prejudice to such exception. If Tenant makes a timely exception, Landlord and Tenant shall cause an independent certified public accountant to issue a final and conclusive resolution of Tenant's exception. Tenant shall pay the cost of such certification unless Landlord's original determination of annual Operating Costs or Taxes overstated the amounts thereof by more than five percent (5 %).

                (5) Miscellaneous. So long as Tenant is in default of any obligation under this Lease, Tenant shall not be entitled to any refund of any amount from Landlord. If this Lease is terminated for any reason prior to the annual determination of Operating Cost Share Rent or Tax Share Rent, either party shall pay the full amount due to the other within fifteen (15) days after Landlord's notice to Tenant of the amount when it is determined. Landlord may commingle any payments made with respect to Operating Cost Share Rent or Tax Share Rent, without payment of interest.

        3. PREPARATION AND CONDITION OF PREMISES; POSSESSION AND SURRENDER OF PREMISES.

        A. Condition of Premises Landlord shall cause the Premises to be completed in accordance with the Tenant Improvement Agreement attached as Appendix C.

        B. Tenant's Possession. Tenant's taking possession of any portion of the Premises shall be conclusive evidence that the Premises were in good order, repair and condition. If Landlord authorizes Tenant to take possession of any part of the Premises prior to the Commencement Date for purposes of doing business, all terms of this Lease shall apply to such pre-Term possession, including Base Rent at the rate set forth for the First Lease Year in the Schedule prorated for any partial month.

        C. Maintenance. Throughout the Term, Tenant shall maintain the Premises in their condition as of the Completion Date, loss or damage caused by the elements, ordinary wear, and fire and other casualty excepted, and at the termination of this Lease, or Tenant's right to possession, Tenant shall return the Premises to Landlord in broom-clean condition. To the extent Tenant fails to perform either obligation, Landlord may, but need not, restore the Premises to such condition and Tenant shall pay the cost thereof.

        4. PROJECT SERVICES.

        Landlord shall furnish services as follows:

        A. Heating and Air Conditioning. Landlord shall furnish heating and air conditioning to provide a comfortable temperature for normal business operations, except to the extent Tenant installs unusual equipment which adversely affects the temperature maintained by the air conditioning system. If Tenant installs such equipment, Landlord may install supplementary air conditioning units in the Premises, and Tenant shall pay to Landlord upon demand as Additional Rent the cost of installation, operation and maintenance thereof.

   Landlord shall furnish heating and air conditioning after business hours, as required by Tenant, on a thermostatically controlled basis.

        B. Elevators. Landlord shall provide passenger elevator at all times.

        C. Electricity. Landlord shall provide sufficient electricity to operate normal office lighting and equipment. Tenant shall not install or operate in the Premises any electrically operated equipment or other machinery other than business machines and equipment normally employed for Tenant's permitted uses (which do not require high electricity consumption for operation), without obtaining the prior written consent of Landlord.

        D. Water. Landlord shall furnish hot and cold tap water for drinking, shower and toilet purposes. Tenant shall pay Landlord for water furnished for any other purpose as Additional Rent at Landlord's actual cost. Tenant shall not permit water to be wasted.

        E. Janitorial Service. Landlord shall furnish janitorial service as generally provided to other tenants in the Building.

        F. Interruption of Services. If any of the Building equipment or machinery ceases to function properly for any cause Landlord shall use reasonable diligence to repair the same promptly. Landlord's inability to furnish, to any extent, the Project services set forth in this Section 4, or any cessation thereof in either case resulting from any causes beyond Landlord's reasonable control, including any entry for repairs pursuant to this Lease, and any renovation, redecoration or rehabilitation of any area of the Building shall not render Landlord liable for damages to either person or property or for interruption or loss to Tenant's business, nor be construed as an eviction of Tenant, nor work an abatement of any portion of rent, nor relieve Tenant from fulfillment of any covenant or agreement hereof. However, in the event that an interruption of the Project services set forth in this Section 4 causes the Premises to be untenantable for a period of at least three (3) consecutive business days, monthly Rent shall be abated proportionately.

        5. ALTERATIONS AND REPAIRS.

        A. Landlord's Consent and Conditions

        Tenant shall not make any improvements or alterations to the Premises (the "Work") which term shall not include the Initial Improvements to which Appendix C refers) without in each instance submitting plans and specifications, for the Work to Landlord and obtaining Landlord's prior written consent. Tenant shall pay Landlord's standard charge ($250) for review of the plans and all other items submitted by Tenant. Landlord will be deemed to be acting reasonably in withholding its consent for any Work which (a) impacts the base structural components or systems of the Building, (b) impacts any other tenant's premises, or (c) is visible from outside the Premises.

        Tenant shall reimburse Landlord for actual costs incurred for review of the plans and all other items submitted by Tenant. Tenant shall pay for the cost of all Work. All work shall become the property of Landlord upon its installation, except for Tenant's trade fixtures and for items which Landlord requires Tenant to remove at Tenant's cost at the termination of the Lease pursuant to Section 5D.

        The following requirements shall apply to all Work:

                (1) Prior to commencement, Tenant shall furnish to Landlord building permits, certificates of insurance satisfactory to Landlord, and, at Landlord's request, reasonable security for payment of all costs.

                (2) Tenant shall perform all Work so as to maintain peace and harmony among other contractors serving the Project and shall avoid interference with other work to be performed or services to be rendered in the Project.

                (3) The Work shall be, performed in a good and workmanlike manner, meeting the standard for construction and quality of materials in the Building, and shall comply with all insurance requirements and all applicable governmental laws, ordinances and regulations ("Governmental Requirements").

                (4) Tenant shall perform all Work so as to minimize or prevent disruption to other tenants, and Tenant shall comply with all reasonable requests of Landlord in response to complaints from other tenants.

                (5) Tenant shall perform all Work in compliance with Landlord's "Policies, Rules and Procedures for Construction Projects" in effect at the time the Work is performed.

                (6) Tenant shall permit Landlord to supervise all Work.

                (7) Upon completion, Tenant shall furnish Landlord with contractor's affidavits and full and final statutory waivers of liens, as-built plans and specifications, and receipted bills covering all labor and materials, and all other close-out documentation required in Landlord's "Policies, Rules and Procedures for Construction Projects".

        B. Damage to Systems. If any part of the mechanical, electrical, structural, or other systems in the Premises shall be damaged, Tenant shall promptly notify Landlord, and Landlord shall, repair such damage. Landlord may also at any reasonable time make any repairs or alterations which Landlord deems necessary for the safety or protection of the Project, or which Landlord is required to make by any court or pursuant to any Governmental Requirement. Tenant shall at its expense make all other repairs necessary to keep the Premises, and Tenant's fixtures and personal property, in good order, condition and repair; to the extent Tenant fails to do so, Landlord may make such repairs itself. The cost of any repairs made by Landlord on account of Tenant's default, or on account of the mis-use or neglect by Tenant or its invitees, contractors or agents anywhere in the Project, shall become Additional Rent payable by Tenant on demand.

        C. No Liens. Tenant has no authority to cause or permit any lien or encumbrance of any kind to affect Landlord's interest in the Project; any such lien or encumbrance shall attach to Tenant's interest only. If any mechanic's lien shall be filed or claim of lien made for work or materials furnished to Tenant, then Tenant shall at its expense within ten (10) days thereafter either discharge or contest the lien or claim. If Tenant contests the lien or claim, then Tenant shall (i) within such ten (10) day period, provide Landlord adequate security for the lien or claim, (ii) contest the lien or claim in good faith by appropriate proceedings that operate to stay its enforcement, and (iii) pay promptly any final adverse judgment entered in any such proceeding. If Tenant does not comply with these requirements, Landlord may discharge the lien or claim, and the amount paid, as well as attorney's few and other expenses incurred by Landlord, shall become Additional Rent payable by Tenant on demand.

        D. Ownership of Improvements. All Work as defined in this Section 5, partitions, hardware, equipment, machinery and all other improvements and all fixtures except trade fixtures, constructed in the Premises by either Landlord or Tenant, (i) shall become Landlord's property upon installation without compensation to Tenant, unless Landlord consents otherwise in writing, and (ii) shall at Landlord's option either (a) be surrendered to Landlord with the Premises at the termination of the Lease or of Tenant's right to possession, or
(b) be removed in accordance with Subsection 5E below (but only if Landlord at the time it gives its consent to the performance of such construction expressly asserts in writing the right to require such removal).

        E. Removal at Termination. Upon the termination of this Lease or Tenant's right of possession Tenant shall remove from the Project its trade fixtures, furniture, moveable equipment and other personal property, and any improvements which Landlord elects shall be removed by Tenant pursuant to
Section 5D. If Tenant does not timely remove such property, then Tenant shall be conclusively presumed to have, at Landlord's election (i) conveyed such property to Landlord without compensation or (ii) abandoned such property, and Landlord may dispose of or store any part thereof in any manner at Tenant's sole cost, without waiving Landlord's right to claim from Tenant all expenses arising out of Tenant's failure to remove the property, and without liability to Tenant or any other person. Landlord shall have no duty to be a bailee of any such personal property. If Landlord elects abandonment, Tenant shall pay to Landlord, upon demand, any expenses incurred for disposition.

        6. USE OF PREMISES. Tenant shall use the Premises only for software development, software testing and software duplication, and other general office purposes. Tenant shall not allow any use of the Premises which will negatively affect the cost of coverage of Landlord's insurance on the Project. Tenant shall not allow any inflammable or explosive liquids or materials to be kept on the Premises. Tenant shall not allow any use of the Premises which would cause the value or utility of any part of the Premises to diminish or would unreasonably interfere with any other Tenant or with the operation of the Project by Landlord. Tenant shall not permit any nuisance or waste upon the Premises, or allow any offensive noise or odor in or around the Premises.

        If any governmental authority shall deem the Premises to be a "place of public accommodation" under the Americans with Disabilities Act or any other comparable law as a result of Tenant's use, Tenant shall either modify its use to cause such authority to rescind its designation or be responsible for any alterations, structural or otherwise, required to be made to the Premises under such laws.

        7. GOVERNMENTAL REQUIREMENTS AND BUILDING RULES. Tenant shall comply with all Governmental Requirements applying to its use of the Premises. Tenant shall also comply with all reasonable rules established for the Project from time to time by Landlord. The present rules and regulations are contained in Appendix B. Failure by another tenant to comply with the rules or failure by Landlord to enforce them shall not relieve Tenant of its obligation to comply with the rules or make Landlord responsible to Tenant in any way. Landlord shall use reasonable efforts to apply the rules and regulations uniformly with respect to Tenant and tenants in the Building under leases containing rules and regulations similar to this Lease. In the event of alterations and repairs performed by Tenant, Tenant shall comply with the provisions of Section 5 of this Lease and also Landlord's "Policies, Rules and Regulations for Construction Projects".

        8. WAIVER OF CLAIMS; INDEMNIFICATION; INSURANCE.

        A. Waiver of Claims, To the extent permitted by law, Tenant waives any claims it may have against Landlord or its officers, directors, employees or agents for business interruption or damage to property sustained by Tenant as the result of any act or omission of Landlord.

        To the extent permitted by law, Landlord waives any claims it may have against Tenant or its officers, directors, employees or agents for loss of rents or damage to property sustained by Landlord as the result of any act or omission of Tenant.

        B. Indemnification. Tenant shall indemnify, defend and hold harmless Landlord and its officers, directors, employees and agents against any claim by any third party for injury to any person or damage to or loss of any property occurring in the Project and arising from the use of the Premises or from any other act or omission or negligence of Tenant or any of Tenant's employees or agents. Tenant's obligations under this section shall survive the termination of this Lease.

        Landlord shall indemnify, defend and hold harmless Tenant and its officers, directors, employees and agents against any claim by any third party for injury to any person or damage to or loss of property and arising from any act or omission or negligence of Landlord or any of Landlord's employees or agents. Landlord's obligations under this section shall survive the termination of this Lease.

        AS BETWEEN LANDLORD AND TENANT, TENANT HEREBY WAIVES ITS IMMUNITY UNDER THE INDUSTRIAL INSURANCE ACT (RCW TITLE 51) AND/OR THE LONGSHOREMAN'S AND HARBORWORKER'S ACT AND/OR ANY EQUIVALENT ACTS AND TENANT EXPRESSLY AGREES TO INDEMNIFY DEFEND, WITH COUNSEL REASONABLY SATISFACTORY TO LANDLORD, AND HOLD LANDLORD HARMLESS FROM POTENTIAL LIABILITY FOR ACTIONS BROUGHT AGAINST LANDLORD BY TENANT'S EMPLOYEES. THIS WAIVER AND INDEMNITY HAS BEEN SPECIFICALLY NEGOTIATED BY THE PARTIES TO THIS LEASE AND SHALL SURVIVE TERMINATION OF THIS LEASE. TENANT HAS HAD THE OPPORTUNITY TO, AND HAS BEEN ENCOURAGED, TO CONSULT WITH INDEPENDENT COUNSEL REGARDING THIS WAIVER.

        C. Tenant's Insurance. Tenant shall maintain insurance as follows, with such other terms, coverages and insurers, as Landlord shall reasonably require from time to time:

                (1) Commercial General Liability Insurance, with (a) Contractual Liability including the indemnification provisions contained in this Lease, (b) a severability of interest endorsement, (c) limits of not less than Two Million Dollars ($2,000,000) combined single limit per occurrence and not less than Two Million Dollars ($2,000,000) in the aggregate for bodily injury, sickness or death, and property damage, and umbrella coverage of not less than Five Million Dollars ($5,000,000).

                (2) Property Insurance against "All Risks" of physical loss covering the replacement cost of all improvements, fixtures and personal property owned by Tenant and located on the Premises. Tenant waives all rights of subrogation, and Tenant's property insurance shall include a waiver of subrogation in favor of Landlord.

                (3) Workers' compensation or similar insurance in form and amounts required by law, and Employer's Liability with not less than the following limits:

                       Each Accident                       $500,000
                       Disease-Policy Limit                $500,000
                       Disease-Each Employee               $500,000

        Tenant's insurance shall be primary and not contributory to that carried by Landlord, its agents, or mortgagee. Landlord, and if any, Landlord's building manager or agent and ground lessor shall be named as additional insureds as respects to insurance required of the Tenant in Section 8C(l). The company or companies writing any insurance which Tenant is required to maintain under this Lease, as well as the form of such insurance, shall at all times be subject to Landlord's approval, and any such company shall be licensed to do business in the state in which the Building is located. Such insurance companies shall have a A.M. Best rating of A VI or better.

        Tenant shall cause any contractor of Tenant performing work on the Premises to maintain insurance as follows, with such other terms, coverages and insurers, as Landlord shall reasonably require from time to time:

                (1) Commercial General Liability Insurance, including contractor's liability coverage, contractual liability coverage, completed operations coverage, broad form property damage endorsement, and contractor's protective liability coverage, to afford protection with limits, for each occurrence, of not less than One Million Dollars ($1,000,000) with respect to personal injury, death or property damage.

                (2) Workers' compensation or similar insurance in form and amounts required by law, and Employer's Liability with not less than the following limits:

                        Each Accident                        $500,000
                        Disease-Policy Limit                 $500,000
                        Disease--Each Employee               $500,O00

        Tenant's contractor's insurance shall be primary and not contributory to that carried by Tenant, Landlord, their agents or mortgagees. Tenant and Landlord, and if any, Landlord's building manager or agent, mortgagee or ground lessor shall be named as additional insured on Tenant's contractor's insurance policies.

        D. Insurance Certificates. Tenant shall deliver to Landlord certificates evidencing all required insurance no later than five (5) days prior to the Commencement Date and each renewal date. Each certificate will provide for thirty (30) days prior written notice of cancellation to Landlord and Tenant.

        E. Landlord's Insurance. Landlord shall maintain "All-Risk" property insurance at replacement cost, including loss of rents, on the Premises, and Commercial General Liability insurance policies covering the common areas of the Project, each with such terms, coverages and conditions as are normally carried by reasonably prudent owners of properties similar to the Project. With respect to property insurance, Landlord and Tenant mutually waive all rights of subrogation, and the respective "All-Risk" coverage property insurance policies carried by Landlord and Tenant shall contain enforceable waiver of subrogation endorsements.

        9. FIRE AND OTHER CASUALTY.

        A. Termination. If a fire or other casualty causes substantial damage to the Premises, Landlord shall engage a registered architect to certify within one
(1) month of the casualty to both Landlord and Tenant the amount of time needed to restore the Premises to tenantability, using standard working methods. If the time needed exceeds nine (9) months from the beginning of the restoration, or two (2) months therefrom if the restoration would begin during the last twelve
(12) months of the Lease, then either Landlord or Tenant may terminate this lease by notice to the other party within ten (10) days after the notifying party's receipt of the architect's certificate. The termination shall be effective thirty (30) days from the date of the notice and Rent shall be paid by Tenant to that date, with an abatement for any portion of the space which has been untenantable after the casualty.

        B. Restoration. If a casualty causes damage to the Premises but this Lease is not terminated for any reason, then subject to the rights of any mortgagees or ground lessors, Landlord shall obtain the applicable insurance proceeds and diligently restore the Premises subject to current Governmental Requirements. Tenant shall replace its damaged improvements, personal property and fixtures. Rent shall be abated on a per diem basis during the restoration for any portion of the Premises which is untenantable, except to the extent that Tenant's negligence caused the casualty; provided, however, that Rent shall in any event abate to the extent covered by Landlord's rental interruption insurance.

        10. EMINENT DOMAIN. If a part of the Project is taken by eminent domain or deed in lieu thereof which is so substantial that the Premises cannot reasonably be used by Tenant for the operation of its business, then either party may terminate this Lease effective as of the date of the taking. Rent shall abate from the date of the taking in proportion to any part of the Premises taken. The entire award for a taking of any kind shall be paid to Landlord, and Tenant shall have no right to share in the award, provided, however, that Tenant may recover for loss of its trade fixtures on account of any such taking. All obligations accrued to the date of the taking shall be performed by each party.

        11. RIGHTS RESERVED TO LANDLORD.

        Landlord may exercise any of the following rights respecting the operation of the Project without liability to the Tenant of any kind:

        A. Name. To change the name or street address of the Building or the suite number(s) of the Premises, following sixty (60) days' notice to Tenant.

        B. Signs. To install and maintain any signs on the exterior and in the interior of the Building, and to approve at its sole discretion, prior to installation, any of Tenant's signs in the Premises visible from the common areas or the exterior of the Building.

        C. Window Treatments. To approve, at its discretion, prior to installation, any shades, blinds, ventilators or window treatments of any kind, as well as any lighting within the Premises that may be visible from the exterior of the Building or any interior common area.

        D. Keys. To retain and use at any time passkeys to enter the Premises or any door within the Premises. Tenant shall not alter or add any lock or bolt.

        E. Access. To have access to inspect the Premises at all reasonable times upon 24 hours' notice (except in the case of an emergency), and to perform its obligations, or make repairs, alterations, additions or improvements, as permitted by this Lease.

        F. Preparation for Reoccupancy. To decorate, remodel, repair, alter or otherwise prepare the Premises for reoccupancy at any time after Tenant abandons the Premises, without relieving Tenant of any obligation to pay Rent.

        G. Heavy Articles. To approve the weight, size, placement and time and manner of movement within the Building of any safe, central filing system or other heavy article of Tenant's property. Tenant shall move its property entirely at its own risk.

        H. Show Premises. To show the Premises to prospective purchasers, tenants, brokers, lenders, investors, rating agencies or others at any reasonable time, provided that

Landlord gives prior notice to Tenant and does not materially interfere with Tenant's use of the Premises.

        I. Use of Lockbox. To designate a lockbox collection agent for collections of amounts due Landlord. In that case, the date of payment of Rent or other sums shall be the date of the agent's receipt of such payment or the date of actual collection if payment is made in the form of a negotiable instrument thereafter dishonored upon presentment. However, Landlord may reject any payment for all purposes as of the date of receipt or actual collection by mailing to Tenant within 21 days after such receipt or collection a check equal to the amount sent by Tenant.

        J. Repairs and Alterations. Upon 24 hours' notice (except in the case of an emergency), to make repairs or alterations to the Project and in doing so transport any required material through the Premises, close entrances, doors, corridors, elevators and other facilities in the Project, open any ceiling in the Premises, or temporarily suspend services or use of common areas in the Building. Landlord may perform any such repairs or alterations during ordinary business hours only if it can do so without materially interfering with the conduct of Tenant's business. Landlord may do or permit any work on any nearby building, land, street, alley or way.

        K. Landlord's Agents. If Tenant is in default under this Lease, possession of Tenant's funds or negotiation of Tenant's negotiable instrument by any of Landlord's agents shall not waive any breach by Tenant or any remedies of Landlord under this Lease.

        L. Building Services. To install, use and maintain through the Premises, pipes, conduits, wires and ducts serving the Building, provided that such installation, use and maintenance does not unreasonably interfere with Tenant's use of the Premises.

        M. Other Actions. To take any other action which Landlord deems reasonable in connection with the operation, maintenance or preservation of the Building.

        12. TENANT'S DEFAULT.

        Any of the following shall constitute a default by Tenant:

        A. Rent Default. Tenant fails to pay any Rent within five (5) days following written notice from Landlord;

        B. Assignment/Sublease or Hazardous Substances Default. Tenant defaults in its obligations under Section 17 Assignment and Sublease or Section 28 Hazardous Substances;

        C. Other Performance Default. Tenant fails to perform any other obligation to Landlord under this Lease, and, in the case of only the first two
(2) such failures during the Term of this Lease, this failure continues for ten
(10) days after written notice from Landlord, except that if Tenant begins to cure its failure within the ten (10) day period but cannot reasonably complete its cure within such period, then, so long as Tenant continues to diligently attempt to cure its failure, the ten (10) day period shall be extended to sixty
(60) days, or such lesser period as is reasonably necessary to complete the cure;

        D. Credit Default. One of the following credit defaults occurs:

                (1) Tenant commences any proceeding under any law relating to bankruptcy, insolvency, reorganization or relief of debts, or seeks appointment of a receiver, trustee, custodian or other similar official for the Tenant or for any substantial part of its property, or any such proceeding is commenced against Tenant and either remains undismissed for a period of sixty days or results in the entry of an order for relief against Tenant which is not fully stayed within fourteen days after entry;

                (2) Tenant becomes insolvent or bankrupt, does not generally pay its debts as they become due, or admits in writing its inability to pay its debts, or makes a general assignment for the benefit of creditors;

                (3) Any third party obtains a levy or attachment under process of law against Tenant's leasehold interest.

        E. Vacation or Abandonment Default. Tenant vacates or abandons the Premises.

        13. LANDLORD REMEDIES.

        A. Termination of Lease or Possession. If Tenant defaults, Landlord may elect by notice to Tenant either to terminate this Lease or to terminate Tenant's possession of the Premises without terminating this Lease. In either case, Tenant shall immediately vacate the Premises and deliver possession to Landlord, and Landlord may repossess the Premises and may, at Tenant's sole cost, remove any of Tenant's signs and any of its other property, without relinquishing its right to receive Rent or any other right against Tenant.

        B. Lease Termination Damages. If Landlord terminates the Lease due to Tenant's default, Tenant shall pay to Landlord all Rent due on or before the date of termination, plus Landlord's reasonable estimate of the aggregate Rent that would have been payable from the date of termination through the Termination Date, reduced by the rental value of the Premises calculated as of the date of termination for the same period, taking into account reletting expenses and market concessions, both discounted to present value at the discount rate of the Federal Reserve Bank of San Francisco plus two percent (2%). If Landlord shall relet any part of the Premises for any part of such period before such present value amount shall have been paid by Tenant or finally determined by a court, than the amount of Rent payable pursuant to such reletting (taking into account any concessions) shall be deemed to be the reasonable rental value for that portion of the Premises relet during the period of the reletting.

        C. Possession Termination Damages. If Landlord terminates Tenant's right to possession without terminating the Lease and Landlord takes possession of the Premises itself, Landlord may relet any part of the Premises for such Rent, for such time, and upon such terms as Landlord in its sole discretion shall determine, without any obligation to do so prior to renting other vacant areas in the Building. Any proceeds from reletting the Premises shall first be applied to the expenses of reletting, including redecoration, repair, alteration, advertising, brokerage, legal, and other reasonably necessary expenses. If the reletting proceeds after payment of expenses are insufficient to pay the full amount of Rent under this Lease, Tenant shall pay such deficiency to Landlord monthly upon demand as it becomes due. Any excess proceeds shall be retained by Landlord.

        D. Landlords's Remedies Cumulative. All of Landlord's remedies under this Lease shall be in addition to all other remedies Landlord may have at law or in equity. Waiver by Landlord of any breach of any obligation by Tenant shall be effective only if it is in writing, and shall not be deemed a waiver of any other breach, or any subsequent breach of the same obligation. Landlord's acceptance of payment by Tenant shall not constitute a waiver of any breach by Tenant, and if the acceptance occurs after Landlord's notice to Tenant, or termination of the Lease or of Tenant's right to possession, the acceptance shall not affect such notice or termination. Acceptance of payment by Landlord after commencement of a legal proceeding or final judgment shall not affect such proceeding or judgment. Landlord may advance such monies and take such other actions for Tenant's account as reasonably may be required to cure or mitigate any default by Tenant. Tenant shall immediately reimburse Landlord for any such advance, and such sums shall bear interest at the default interest rate until paid.

        E. WAIVER OF TRIAL BY JURY. EACH PARTY WAIVES TRIAL BY JURY IN THE EVENT OF ANY LEGAL PROCEEDING BROUGHT BY THE OTHER IN CONNECTION WITH THIS LEASE. EACH PARTY SHALL BRING ANY ACTION AGAINST THE OTHER IN CONNECTION WITH THIS LEASE IN A FEDERAL OR STATE COURT LOCATED IN KING COUNTY, WASHINGTON, CONSENTS TO THE JURISDICTION OF SUCH COURTS, AND WAIVES ANY RIGHT TO HAVE ANY PROCEEDING TRANSFERRED FROM SUCH COURTS ON THE GROUND OF IMPROPER VENUE OR INCONVENIENT FORUM.

        F. Litigation Costs. In the event of a dispute arising under this Lease, the prevailing party shall be entitled to recover from the other party its reasonable attorneys' fees and other costs, whether or not suit is filed.

        14. SURRENDER. Upon termination of this Lease or Tenant's right to possession, Tenant shall return the Premises to Landlord in good order and condition, ordinary wear and casualty damage excepted. Subject to the limitation set forth in Section 5D, if Landlord requires Tenant to remove any alterations, then Tenant shall remove the alterations in a good and workmanlike manner and restore the Premises to its condition prior to their installation.

        15. HOLDOVER. If Tenant retains possession of any part of the Premises after the Term, Tenant shall become a month-to-month tenant for the entire Premises upon all of the terms of this Lease as might be applicable to such month-to-month tenancy, except that Tenant shall pay all of Base Rent, Operating Cost Share Rent and Tax Share Rent at 150% of the rate in effect immediately prior to such holdover, computed on a monthly basis for each full or partial month Tenant remains in possession. Tenant shall also pay Landlord all of Landlord's direct and consequential damages. No acceptance of Rent or other payments by Landlord under these holdover provisions shall operate as a waiver of Landlord's right to regain possession or any other of Landlord's remedies.

        16. SUBORDINATION TO GROUP LEASES AND MORTGAGES.

        A. Subordination. This Lease shall be subordinate to any present or future ground lease or mortgage respecting the Project, and any amendments to such ground lease or mortgage, at the election of the ground lessor or mortgagee as the case may be, effected by notice to Tenant in the manner provided in this Lease, provided that such lessor or mortgagor shall agree not to disturb Tenant's possession of the Premises under the terms and conditions set forth in this Lease in the event of termination of such ground lease or foreclosure of such mortgage. The subordination shall be effective upon such notice, but at the request of Landlord or ground lessor or mortgagee, Tenant shall within ten (10) days of the request, execute and deliver to the requesting party any reasonable documents provided to evidence the subordination.

        B. Termination of Ground Lease or Foreclosure of Mortgage. If any ground lease is terminated or mortgage foreclosed or deed in lieu of foreclosure given and the ground lessor, mortgagee, or purchaser at a foreclosure sale shall thereby become the owner of the Project, Tenant shall attorn to such ground lessor or mortgagee or purchaser without any deduction or setoff by Tenant, and this Lease shall continue in effect as a direct lease between Tenant and such ground lessor, mortgagee or purchaser. The ground lessor or mortgagee or purchaser shall be liable as Landlord only during the time such ground lessor or mortgagee or purchaser is the owner of the Project. At the request of Landlord, ground lessor or mortgagee, Tenant shall execute and deliver within ten (10) days of the request any document furnished by the requesting party to evidence Tenant's agreement to attorn.

        C. Security Deposit. Any ground lessor or mortgagee shall be responsible for the return of any security deposit by Tenant only to the extent the security deposit is received by such ground lessor or mortgagee.

        D. Notice and Right to Cure. The Project is subject to any ground law and mortgage identified with name and address of ground lessor or mortgagee in Appendix D to this Lease (as the same may be amended from time to time by written notice to Tenant). Tenant agrees to send by registered or certified mail to any ground lessor or mortgagee identified either in such Appendix or in any later notice from Landlord to Tenant a copy of any notice of default sent by Tenant to Landlord. If Landlord fails to cure such default within the required time period under this Lease, but ground lessor or mortgagee begins to cure within ten (10) days after such period and proceeds diligently to complete such cure, then ground lessor or mortgagee shall have such additional time as is necessary to complete such cure, including any time necessary to obtain possession if possession is necessary to cure, and Tenant shall not begin to enforce its remedies so long as the cure is being diligently pursued.

        E. Definitions. As used in this Section 16, "mortgage" shall include "trust deed" and "mortgagee" shall include "trustee", "mortgagee" shall include the mortgagee of any ground lessee, and "ground lessor", "mortgagee", and "purchaser at a foreclosure sale" shall include, in each case, all of its successors and assigns, however remote.

        17. ASSIGNMENT AND SUBLEASE.

        A. In General. Tenant shall not, without the prior consent of Landlord in each case, (i) make or allow any assignment or transfer, by operation of law or otherwise, of any part of Tenant's interest in this Lease, other than an assignment to an entity acquiring substantially all of the assets of Tenant's business, a transfer of a controlling interest in the stock of Tenant, or a merger of Tenant, with or to, in any of such cases, an entity whose net worth and working capital are equal to that of Tenant at the time of the transfer,
(ii) grant or allow any lien or encumbrance, by operation of law or otherwise, upon any part of Tenant's interest in this Lease, (iii) sublet any part of the Premises, or (iv) permit anyone other than Tenant and its employees to occupy any part of the Premises. Tenant shall remain primarily liable for all of its obligations under this Lease, notwithstanding any assignment or transfer. No consent granted by Landlord shall be deemed to be a consent to any subsequent assignment or transfer, lien or encumbrance, sublease or occupancy. Tenant shall pay all of Landlord's reasonable attorneys' fees and other expenses up to $500 per request incurred in connection with any consent requested by Tenant or in reviewing any proposed assignment or subletting. Any assignment or transfer, grant of lien or encumbrance, or sublease or occupancy without Landlord's prior written consent shall be void. If Tenant shall assign this Lease or sublet the Premises in its entirety any rights of Tenant to renew this Lease, extend the Term or to lease additional space in the Project shall be extinguished thereby and will not be transferred to the assignee or subtenant, all such rights being personal to the Tenant named herein.

        B. Landlord's Consent. Landlord will not unreasonably withhold its consent to any proposed assignment or subletting. It shall be reasonable for Landlord to withhold its consent to any assignment or sublease if (i) Tenant is in default under this Lease, (ii) the financial responsibility, nature of business, and character of the proposed assignee or subtenant are not all reasonably satisfactory to Landlord, (iii) in the reasonable judgment of Landlord the purpose for which the assignee or subtenant intends to use the Premises (or a portion thereof) is not in keeping with Landlord's standards for the Building or are in violation of the terms of this Lease or any other leases in the Project, (iv) the proposed assignee or subtenant is a government entity, or (v) the proposed assignment is for less than the entire Premises or for less than the remaining Term of the Lease. The foregoing shall not exclude any other reasonable basis for Landlord to withhold its consent.

        C. Procedure. Tenant shall notify Landlord of any proposed assignment or sublease at least thirty (30) days prior to its proposed effective date. The notice shall include the name and address of the proposed assignee or subtenant, its corporate affiliates in the case of a corporation and its partners in a case of a partnership, an execution copy of the proposed assignment or sublease, and sufficient information to permit Landlord to determine the financial responsibility and character of the proposed assignee or subtenant. As a condition to any effective assignment of this Lease, the assignee shall execute and deliver in form satisfactory to Landlord at least fifteen (15) days prior to the effective date of the assignment, an assumption of all of the obligations of Tenant under this Lease. As a condition to any effective sublease, subtenant shall execute and deliver in form satisfactory to Landlord at least fifteen (15) days prior to the effective date of the sublease, an agreement to comply with all of Tenant's obligations under this Lease, and at Landlord's option, an agreement (except for the economic obligations which subtenant will undertake directly to Tenant) to attorn to Landlord under the terms of the sublease in the event this Lease terminates before the sublease expires.

        D. Change of Management or Ownership. Any transfer of the direct or indirect power to affect the management or policies of Tenant or direct or indirect change in 25% or more of the ownership interest in Tenant shall constitute an assignment of this Lease.

        E. Excess Payments. If Tenant shall assign this Lease or sublet any part of the Premises for consideration in excess of the pro-rata portion of Rent applicable to the space subject to the assignment or sublet, then Tenant shall pay to Landlord as Additional Rent 50% of any such excess immediately upon receipt.

        18. CONVEYANCE BY LANDLORD. If Landlord shall at any time transfer its interest in the Project or this Lease, Landlord shall be released of any obligations occurring after such transfer, except the obligation to return to Tenant any security deposit not delivered to its transferee, and Tenant shall look solely to Landlord's successors for performance of such obligations. This Lease shall not be affected by any such transfer. Landlord shall give Tenant prompt notice of any such transfer.

        19. ESTOPPEL CERTIFICATE. Each party shall, within ten (10) days of receiving a request from the other party, execute, acknowledge in recordable form, and deliver to the other party or its designee a certificate stating, subject to a specific statement of any applicable exceptions, that the Lease as amended to date is in full force and effect, that the Tenant is paying Rent and other charges on a current basis, and that to the best of the knowledge of the certifying party, the other party has committed no uncured defaults and has no offsets or claims. The certifying party may also be required to state the date of commencement of payment of Rent, the Commencement Date, the Termination Date, the Base Rent, the current Operating Cost Share Rent and Tax Share Rent estimates, the status of any improvements required to be completed by Landlord, the amount of any security deposit, and such other matters as may be reasonably requested. Failure to deliver such statement within the time required shall be conclusive evidence against the non-certifying party that this Lease, with any amendments identified by the requesting party, is in full force and effect, that there are no uncured defaults by the requesting party, that not more than one month's Rent has been paid in advance, and that the non-certifying party has no claims or offsets against the requesting party.

        20. SECURITY DEPOSIT. Tenant shall deposit with Landlord on the date of this Lease, security for the performance of all of its obligations an irrevocable, unconditional standby letter of credit (the "Letter of Credit") in form and content reasonably satisfactory to Landlord, in the amount of $450,000.

        The amount of the Letter of Credit may be reduced under either of the following conditions:

        A. Time. The amount of the Letter of Credit shall be reduced after the first 36 months of the Lease by $125,000, to $325,000. Provided that Tenant shall not be in default under the Lease beyond any applicable cure period, Landlord agrees to further reduce the amount of the Letter of Credit by $92,000 at the expiration of each six-month interval thereafter; provided, however, that the amount required under the Letter of Credit shall in no event by reduced below $50,000.00.

        B. Economic Performance. Landlord agrees to release $400,000 of the Letter of Credit upon Tenant's reasonably demonstrating to Landlord that Tenant's Operating Income from continuous operations under GAAP exceeds $300,000 for three consecutive quarters, and two of the following three events have occurred:

                (I) Tenant's accounts receivable equal at least 125% of Tenant's accounts payable;

                (ii) Tenant's cash and receivables total at least $3,000,000;
and

                (iii) Tenant concludes an initial public offering which raises a minimum of $15 million in net proceeds and results in the amount of stock outstanding multiplied by the price per share equaling at least $100 million.

        Tenant may at any time deposit cash amounts with Landlord equivalent to the amounts set forth above as to the Letter of Credit, and such cash or the Letter of Credit or any combination thereof, shall be deemed the "Security Deposit" and shall be subject to release in the manner set forth in paragraph A above. If Tenant defaults under the Lease, Landlord may use any part of the Security Deposit to make any defaulted payment, to pay for Landlord's cure of any defaulted obligation or to compensate Landlord for any loss or damage resulting from any default. To the extent any portion of the deposit is used, Tenant shall, within five (5) days after demand from Landlord, restore the deposit to its full amount, as adjusted pursuant to the foregoing provisions of this Section 20. Landlord may keep the Security Deposit, if cash, in its general funds and shall not be required to pay interest to Tenant on the deposit amount. If Tenant shall perform all of its obligations under this Lease and return the Premises to Landlord at the end of the Term, Landlord shall return all of the remaining Security Deposit to Tenant within thirty (30) days after the end of the Term. The Security Deposit shall not serve as an advance payment of Rent or a measure of Landlord's damages for any default under this Lease.

        If Landlord transfers its interest in the Project or this Lease, Landlord may transfer the Security Deposit to its transferee. Upon such transfer (except to the extent Landlord was, prior to the transfer, obligated to refund all or some portion of such Security Deposit to Tenant), Landlord shall have no further obligation to return the Security Deposit to Tenant, and Tenant's right to the return of the Security Deposit shall apply solely against Landlord's transferee.

        21. FORCE MAJEURE. Neither Tenant nor Landlord shall be in default under this Lease to the extent it is unable to perform any of its obligations on account of any strike or labor problem, energy shortage, governmental pre-emption or prescription, national emergency, or any other cause of any kind beyond its reasonable control ("Force Majeure").

        22. NOTICES. All notices, consents, approvals and similar communications to be given by one party to the other under this Lease, shall be given in writing, mailed or personally delivered as follows:

        A. Landlord. To Landlord as follows:

           CARRAMERICA REALTY CORPORATION
           18640 NE 67th Court, Suite 150
           Redmond, Washington 98052
           Attn: Market Officer

           with a copy to:

           CarrAmerica Realty Corporation
           1700 Pennsylvania Avenue, N.W.
           Washington, D.C. 20006
           Attn:    Lease Administration
or to such other person at such other address Landlord may designate by notice to Tenant.

        B. Tenant. To Tenant as follows;

           Portable Software Corporation
           6222 185th Avenue N.E.
           Redmond, Washington 98052
           Attn: Anne Kroger, Director of Finance

or to such other person at such other address as Tenant may designate by notice to Landlord.

        Mailed notices shall be sent by United States certified or registered mail, or by a reputable national overnight courier service, postage prepaid. Mailed notices shall be deemed to have been given on the earlier of actual delivery of three (3) business days after posting in the United States mail in the case of registered or certified mail, and one business day in the case of overnight courier.

        24. QUIET POSSESSION. So long as Tenant shall perform all of its obligations under this Lease, Tenant shall enjoy peaceful and quiet possession of the Premises against any party claiming through the Landlord.

        25. REAL ESTATE BROKER. Tenant represents to Landlord that Tenant has not dealt with any real estate broker with respect to this Lease except for any broker(s) listed in the Schedule (whose commissions shall be paid by Landlord), and no other broker is in any way entitled to any broker's fee or other payment arising from Tenant's actions in connection with this Lease. Tenant shall indemnify and defend Landlord against any claims by any other broker or third party for any payment of any kind owing as a result of Tenant's actions in connection with this Lease.

        26. MISCELLANEOUS.

        A. Successors and Assigns. Subject to the limits on Tenant's assignment contained in Section 17, the provisions of this Lease shall be binding upon and inure to the benefit of all successors and assigns of Landlord and Tenant.

        B. Date Payments Are Due. Except for payments to be made by Tenant under this Lease which are due upon demand, Tenant shall pay to Landlord any amount for which Landlord renders a statement of account within fifteen days of Tenant's receipt of Landlord's statement.

        C. Meaning of "Landlord", "Re-entry, "including" and "Affiliate". The term "Landlord" means only the owner of the Project and the lessor's interest in this Lease from time to time. The words "re-entry" and "re-enter" are not restricted to their technical legal meaning.

The words "including" and similar words shall mean "without limitation." The word "affiliate" shall mean a person or entity controlling, controlled by or under common control with the applicable entity. "Control" shall mean the power directly or indirectly, by contract or otherwise, to direct the management and policies of the applicable entity.

        D. Time of the Essence. Time is of the essence of each provision of this Lease.

        E. No Option. This document shall not be effective for any purpose until it has been executed and delivered by both parties; execution and delivery by one party shall not create any option or other right in the other party.

        F. Severability. The unenforceability of any provision of this Lease shall not affect any other provision.

        G. Governing Law. This Lease shall be governed in all respects by the laws of the state in which the Project is located, without regard to the principles of conflicts of laws.

        H. No Oral Modification. No modification of this Lease shall be effective unless it is a written modification signed by both parties.

        I. Landlord's Right to Cure. If Landlord breaches any of its obligations under this Lease, Tenant shall notify Landlord in writing and shall take no action respecting such breach so long as Landlord immediately begins to cure the breach and diligently pursues such cure to its completion.

        J. Captions. The captions used in this Lease shall have no effect on the construction of this Lease.

        K. Authority. Landlord and Tenant each represents to the other that it has full power and authority to execute and perform this lease.

        L. Landlord's Enforcement of Remedies. Landlord may enforce any of its remedies under this Lease either in its own name or through an agent.

        M. Entire Agreement. This Lease, together with its Addendum and all Appendices, constitutes the entire agreement between the parties. No representations or agreements of any kind have been made by either party which are not contained in this Lease.

        N. Landlord's Title. Nothing in this Lease shall empower Tenant to do anything which might in any way impair Landlord's title.

        O. Light and Air Rights. Landlord does not grant in this Lease any rights to light and air in connection with Project. Landlord reserves to itself, the Land, the Building below the improved floor of the bottom floor of the Premises, the, Building above the ceiling of the top floor of the Premises, the exterior of the Premises and the areas on the same floor outside the Premises, along with the areas within the Premises required for the installation and repair of utility lines and other items required to serve other tenants of the Building.

        P. Singular and Plural. Wherever appropriate in this Lease, a singular term shall be construed to mean the plural where necessary, and a plural term the singular. For example, if at any time two parties shall constitute Landlord or Tenant, then the relevant term shall refer to both parties together.

        Q. No Recording by Tenant. Tenant shall not record in any public records any memorandum or any portion of this Lease.

        R. Exclusivity. Landlord does not grant to Tenant in this Lease any exclusive right except the right to occupy its Premises.

        S. No Construction Against Drafting Party. The rule of construction that ambiguities are resolved against the drafting party shall not apply to this Lease.

        T. Survival. All obligations of Landlord and Tenant under this Lease shall survive the termination of this Lease.

        U. Rent Not Based on Income. No rent or other payment in respect of the Premises shall be based in any way upon net income or profits from the Premises. Tenant may not enter into or permit any sublease or license or other agreement in connection with the Premises which provides for a rental or other payment based on net income or profit.

        V. Building Manager and Service Providers. Landlord may perform any of its obligations under this Lease through its employees or third parties hired by the Landlord.

        W. Late Charge and Interest on Late Payments. Without limiting the provisions of Section 12A, if Tenant fails to pay any installment of Rent or other charge to be paid by Tenant pursuant to this Lease within five (5) business days after the same becomes due and payable, then Tenant shall pay a late charge equal to the greater of five percent (5%) of the amount of such payment or $250. In addition, interest shall be paid by Tenant to Landlord on any late payments of Rent from the date due until paid at the rate provided in
Section 2D(2). Such late charge and interest shall constitute additional Rent due and payable by Tenant to Landlord upon the date of payment of the delinquent payment referenced above.

        X. Parking. Landlord shall maintain a parking ratio in the parking area serving the Premises of three (3) cars per 1,000 rentable square feet of Premises area. Landlord agrees to identify thirty-three (33) stalls in front of the Premises for use by Tenant.

        Y. Signage. Tenant shall be provided the business park's standard building signage by Landlord at Landlord's sole cost and expense.

        27. UNRELATED BUSINESS INCOME. If Landlord is advised by its counsel at any time that any part of the payments by Tenant to Landlord under this Lease may be characterized as unrelated business income under the United States Internal Revenue Code and its regulations, then Tenant shall enter into any amendment proposed by Landlord to avoid such income, so long as the amendment does not require Tenant to make more payments or accept fewer services from Landlord, than this Lease provides.

        28. HAZARDOUS SUBSTANCES. Tenant shall not cause or permit any Hazardous Substances to be brought upon, produced, stored, used, discharged or disposed of in or near the Project unless Landlord has consented to such storage or use in its sole discretion; provided, however, that Tenant may use and store in the Premises those routine office and cleaning supplies, and such products and materials as are reasonably related to the operation of Tenant's permitted business in the Premises, in compliance with all applicable laws, rules and regulations. "Hazardous Substances" include those hazardous substances described in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601 et seq., the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Section 6901 et seq., any other applicable federal, state or local law, and the regulations adopted under these laws. If any lender or governmental agency shall require testing for Hazardous Substances in the Premises, Tenant shall pay for such testing.

        29. EXCULPATION. Landlord shall have no personal liability under this Lease; its liability shall be limited to its interest in the Project, and shall not extend to any other property or assets of the Landlord. In no event shall any officer, director, employee, agent, shareholder, partner, member or beneficiary of Landlord be personally liable for any of Landlord's

//


//


//


//


//
obligations hereunder.

IN WITNESS WHEREOF, the parties hereto have executed this Lease.


                                LANDLORD:

                                CARRAMERICA REALTY CORPORATION
                                a Maryland corporation


                                By:
                                   --------------------------------------------
                                Print Name:
                                           ------------------------------------
                                Print Title:
                                            -----------------------------------



                                TENANT:

                                PORTABLE SOFTWARE CORPORATION
                                a Washington corporation


                                By:  /s/ STERLING WILSON
                                   --------------------------------------------
                                Print Name: Sterling Wilson
                                           ------------------------------------
                                Print Title:  CFO & VP of Professional Services
                                            -----------------------------------

DISTRICT OF COLUMBIA         )
                             ) SS.
                             )





        On this _________ day of ______________, 1997, before me, the undersigned, a Notary Public in and for the District of Columbia, duly commissioned and sworn as such, personally appeared___________________ , to me known to be the _______________ of CARRAMERICA REALTY CORPORATION, the corporation that executed the within and foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of said corporation for the uses and purposes therein mentioned, and on oath stated that he was authorized to execute said instrument, and that the seal affixed is the corporate seal of said corporation.

        WITNESS my hand and official seal the day and year in this certificate first above written.



                                        ---------------------------------------
                                        Printed Name:
                                                     --------------------------
                                        NOTARY PUBLIC in and for the District
                                        of Columbia, residing at
                                                                ---------------
                                        My commission expires:
                                                              -----------------


STATE OF WASHINGTON          )
                             )  ss.
COUNTY OF KING               )

        I CERTIFY that I know or have satisfactory evidence that Sterling Wilson is the person who appeared before me, and acknowledged that he signed this instrument, on oath stated that he was authorized to execute the instrument, and acknowledged it as the CFO & Vice President of Prof Svcs. of PORTABLE SOFTWARE CORPORATION, to be the free and voluntary act of such party for the uses and purposes mentioned in the instrument.

        DATED:   10/31/97
              -------------------


                                        /s/ Mellisa S. DeLaurentis
                                        ---------------------------------------
                                        Printed Name:  Mellisa S. DeLaurentis
                                                     --------------------------
                                        NOTARY PUBLIC in and for the State of
                                        Washington, residing at    Seattle
                                                                ---------------
                                        My commission expires:   3-30-97
[NOTARY SEAL]                                                 -----------------

                                   APPENDIX A
                              PLAN OF THE PREMISES



                   (ATTACH FLOOR PLAN DEPICTING THE PREMISES)

                                   APPENDIX B

                              RULES AND REGULATIONS

          1. Tenant shall not place anything, or allow anything to be placed near the glass of any window, door, partition or wall which may, in Landlord's judgment, appear unsightly from outside of the Project.

          2. The Project directory shall be available to Tenant solely to display names and their location in the Project, which display shall be as directed by Landlord.

          3. The sidewalks, halls, passages, exits, entrances, elevators and stairways shall not be obstructed by Tenant or used by Tenant for any purposes other than for ingress to and egress from the Premises. Tenant shall lend its full cooperation to keep such areas free from all obstruction and in a clean and sightly condition and shall move all supplies, furniture and equipment as soon as received directly to the Premises and move all such items and waste being taken from the Premises (other than waste customarily removed by employees or contractors of Landlord) directly to the shipping platform at or about the time arranged for removal therefrom. The halls, passages, exits, entrances, elevators, stairways, balconies and roof are not for the use of the general public and Landlord shall, in all cases, retain the right to control and prevent access thereto by all persons (other than Tenant) whose presence in the judgment of Landlord, reasonably exercised, shall be prejudicial to the safety, character, reputation and interests of the Project. Neither Tenant nor any employee or invitee of Tenant shall go upon the roof of the Project.

          4. The toilet rooms, urinals, wash bowls and other apparatuses shall not be used for any purposes other than that for which they were constructed, and no foreign substance of any kind whatsoever shall be thrown therein, and to the extent caused by Tenant or its employees or invitees, the expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by Tenant.

          5. Tenant shall not cause any unnecessary janitorial labor or services by reason of Tenant's carelessness or indifference in the preservation of good order and cleanliness.

          6. Tenant shall not install or operate any refrigerating, heating or air conditioning apparatus, or carry on any mechanical business without the prior written consent of Landlord; use the Premises for housing, lodging or sleeping purposes; or permit preparation or warming of food in the Premises (warming of coffee, and individual meals with employees and guests excepted). Tenant shall not occupy or use the Premises or permit the Premises to be occupied or used for any purpose, act or thing which is in violation of any Governmental Requirement or which may be dangerous to persons or property.

          7. Tenant shall not bring upon, use or keep in the Premises or the Project any kerosene, gasoline or inflammable of combustible fluid or material, or any hazardous materials prohibited by the Lease, or use any method of heating or air conditioning other than that supplied by Landlord.

          8. Landlord shall have the power to direct electricians as to where and how telephone and other wires are to be introduced. No boring or cutting for wires is to be allowed without the consent of Landlord. The location of telephones, call boxes and other office equipment affixed to the Premises shall be subject to the approval of Landlord.

          9. No additional locks shall be placed upon any doors, windows or transoms in or to the Premises. Tenant shall not change, existing locks or the mechanism thereof. Upon termination of the lease, Tenant shall deliver to Landlord all keys and passes for offices, rooms, parking lot and toilet rooms which shall have been furnished Tenant.

          In the event of the loss of keys so furnished, Tenant shall pay Landlord therefor. Tenant shall not make, or cause to be made, any such keys and shall order all such keys solely from Landlord and shall pay Landlord for any keys in addition to the two sets of keys originally furnished by Landlord for each lock.

          10. Tenant shall not install linoleum, tile, carpet or other floor covering so that the same shall be affixed to the floor of the Premises in any manner except as approved by Landlord.

          11. Tenant shall cause all doors to the Premises to be closed and securely locked and shall turn off all utilities (except power and air conditioning necessary to operate Tenant's computer equipment), lights and machines before leaving the Project at the end of the day.

          12. Without the prior written consent of Landlord, Tenant shall not use the name of the Project or any picture of the Project in connection with, or in promoting or advertising the business of, Tenant, except Tenant may use the address of the Project as the address of its business.

          13. Tenant shall cooperate fully with Landlord to assure the most effective operation of the Premises' or the Project's heating and air conditioning, and shall refrain from attempting to adjust any controls, other than room thermostats installed for Tenant's use. Tenant shall keep corridor doors closed.

          14. Tenant assumes full responsibility for protecting the interior of the Premises from theft, robbery and pilferage, which may arise from a cause other than Landlord's negligence, which includes keeping doors locked and other means of entry to the Premises closed and secured.

          15. Peddlers, solicitors and beggars shall be reported to the office of the Project or as Landlord otherwise requests.

          16. Tenant shall not advertise the business, profession or activities of Tenant conducted in the Project in any manner which violates the letter or spirit of any code of ethics adopted by any recognized association or organization pertaining to such business, profession or activities.

          17. No vehicle, other than bicycles, and no animals or pets shall be allowed in the Premises, halls, freight docks, or any other parts of the Building except that blind persons may be accompanied by "seeing eye" dogs. Tenant shall not make or permit any noise, vibration or odor to emanate from the Premises, or do anything therein tending to create, or maintain, a nuisance, or do any act tending to injure the reputation of the Building.

          18. Tenant acknowledges that Building security problems may occur which may require the employment of extreme security measures in the day-to-day operation of the Project.

          Accordingly:

               (a) Landlord may, at any time, or from time to time, or for regularly scheduled time periods, as deemed advisable by Landlord and/or its agents, in their sole discretion, require that persons entering or leaving the Project or the Property identify themselves to watchmen or other employees designated by Landlord, by registration, identification or otherwise.

               (b) Tenant agrees that it and its employees will cooperate fully with Project employees in the implementation of any and all security procedures.

               (c) Such security measures shall be the sole responsibility of Landlord, and Tenant shall have no liability for any action taken by Landlord in connection therewith, it being understood that Landlord is not required to provide any security procedures and shall have no liability for such security procedures or the lack thereof.

          19. Tenant shall not do or permit the manufacture, sale, or purchase of any fermented, intoxicating or alcoholic beverages without obtaining written consent of Landlord.

          20. Tenant shall not disturb the quiet enjoyment of any other tenant.

          21. Tenant shall not provide any janitorial services or cleaning without Landlord's written consent and then only subject to supervision of Landlord and at Tenant's sole responsibility and by janitor or cleaning contractor or employees at all times satisfactory to Landlord.

          22. Landlord may retain a pass key to the Premises and be allowed admittance thereto at all reasonable times following 24 hours' notice (except in an emergency) which notice shall specify the identity of any person to whom the Premises will be shown, to enable its representatives to examine the Premises from time to time.

          23. No equipment, mechanical ventilators, awnings, special shades or other forms of window covering shall be permitted either inside or outside the windows of the Premises without the prior written consent of Landlord, and then only at the expense and risk of Tenant, and they shall be of such shape, color, material, quality, design and make as may be approved by Landlord.

          24. Tenant shall not during the term of this Lease canvas or solicit other tenants of the Building for any purpose.

          25. Tenant shall not install or operate any phonograph, musical or sound-producing instrument or device, radio transmitter, TV transmitter, or similar device (other than portable telephones) in the Building, nor install or operate any antenna, aerial, wires or other equipment inside or outside the Building, nor operate any electrical device from which may emanate electrical waves which may interfere with or impair radio or television broadcasting or reception from or in the Building or elsewhere, without in each instance the prior written approval of Landlord. The use thereof, if permitted, shall be subject to control by Landlord to the end that others shall not be disturbed.

          26. Tenant shall promptly remove all rubbish and waste from the Premises other than waste removed by Landlord or Landlord's contractor.

          27. Tenant shall not exhibit, sell or offer for sale, rent or exchange in the Premises or at the Project any article, thing or service, except those ordinarily embraced within the use of the Premises specified in Section 6 of this Lease, without the prior written consent of Landlord.

          28. Tenant shall not overload any floors in the Premises or any public corridors or elevators in the Building.

          29. Tenant shall not do any painting in the Premises, or mark, paint, cut or drill into, drive nails or screws into, or in any way deface any part of the exterior of the Building, without the prior written consent of Landlord.

          30. Whenever Landlord's consent, approval or satisfaction is required under these Rules, then unless otherwise stated, any such consent, approval or satisfaction must be obtained in advance, such consent or approval may be granted or withheld in Landlord's sole discretion, and Landlord's satisfaction shall be determined in its sole judgment.

          31. Tenant and its employees shall cooperate in all fire drills conducted by Landlord in the Building.

                                   APPENDIX C

                          TENANT IMPROVEMENT AGREEMENT

          1. INITIAL IMPROVEMENTS. Landlord shall cause to be performed design and construction of the improvements (the "Initial Improvements") in the Premises in accordance with plans and specifications approved by Tenant and Landlord (the "Plan"), which approvals shall not be unreasonably withheld. The Initial Improvements shall consist of (a) Landlord's building standard improvements as set forth on Appendix C-1, which shall be provided at the Landlord's cost ("Landlord's Contribution"), subject to the remaining terms hereof, and (ii) those non-standard building improvements, including non-standard millwork, lighting, finishes and fixtures, as set forth on Appendix C-2, which shall be paid for by Tenant.

          Landlord shall cause the Plans to be prepared by a registered professional architect, and mechanical and electrical engineer(s). As of the date of this lease, the Plans consist of Appendix A 10/23/97 , which Tenant has approved. The parties shall negotiate in good faith to reach final agreement as to the plans and specifications, and Landlord shall cause the plans and specifications to be prepared in accordance with the parties' final agreement.

          Landlord, with consultation of Tenant, shall select a contractor to perform the construction of the Initial Improvements. Such contractor shall be selected by a competitive bid process between three contractors selected by Landlord, with consultation of Tenant. Landlord shall use commercially reasonable efforts to cause the Initial Improvements to be substantially completed, except for minor "Punch List" items, on or before the Commencement Date specified in the Schedule to the Lease, subject to Tenant Delay (as defined in Section 4 hereof) and Force Majeure.

          2. CHANGE ORDERS. If, prior to the Commencement Date, Tenant shall require improvements or changes (individually or collectively, "Change Orders") to the Premises in addition to, revision of, or substitution for the Initial Improvements, Tenant shall deliver to Landlord for its approval plans and specifications for such Change Orders. If Landlord does not approve of the plans for Change Orders, Landlord shall advise Tenant of the revisions required. Tenant shall revise and redeliver the plans and specifications to Landlord within five (5) business days of Landlord's advice or Tenant shall be deemed to have abandoned its request for such Change Orders. Tenant shall pay for all increased costs resulting from preparations and revisions of plans and specifications, and the construction of all Change Orders requested by Tenant.

          3 . LANDLORD'S COSTS. Notwithstanding any provision hereof, Landlord's costs of Initial Improvements shall not exceed those applicable to construction of Landlord's building standard improvements. Landlord has no obligation to pay for costs of the Initial Improvements or Change Orders in excess of Landlord's Contribution. If any comments to the plans provided by Tenant affect the cost of the Initial Improvements, and/or the cost of Change Orders initiated by Tenant result in costs exceeding those otherwise applicable to Landlord's building standard improvements, Tenant shall pay such overage to Landlord upon completion of construction of the Initial Improvements and/or Change Orders.

          4. COMMENCEMENT DATE DELAY. Commencement Date shall be delayed until the later of the date on which the City of Redmond issues a certificate of occupancy for the Premises and the date on which the Initial Improvements have been substantially completed (the "Completion Date"), except to the extent that the delay shall be caused by any one or more of the following (a "Tenant Delay"):

               (a) Tenant's request for Change Orders whether or not any such Change Orders are actually performed; or

               (b) Contractor's performance of any Change Orders; or

               (c) Tenant's request for materials, finishes or installations requiring unusually long lead times; or

               (d) Tenant's delay in reviewing, revising or approving plans and specifications beyond the periods set forth herein, or

               (e) Tenant's delay in providing information critical to the normal progression of the project. Tenant shall provide such information as soon as reasonably possible, but in no event longer than one week after receipt of such request for information from the Landlord; or

               (f) Tenant's delay in making payments to Landlord for costs of the Initial Improvements and/or Change Orders in excess of the Landlord's, costs for building standard improvements; or

               (g) Any other act or omission constituting negligence or willful misconduct by Tenant, its agents, contractors or persons employed by any of such persons.

If the Commencement Date is delayed for any reason, then Landlord shall cause Landlord's Architect to certify the date on which the Initial Improvements would have been completed but for such Tenant Delay, or were in fact completed without any Tenant Delay.

          5. ACCESS BY TENANT PRIOR TO COMMENCEMENT OF TERM. Landlord at its discretion may permit Tenant and its agents to enter the Premises prior to the Commencement Date to prepare the Premises for Tenant's use and occupancy. Any such permission shall constitute a license only, conditioned upon Tenant's:

               (a) working in harmony with Landlord and Landlord's agents, contractors, workmen, mechanics and suppliers and with other tenants and occupants of the Building;

               (b) obtaining in advance Landlord's approval of the contractors proposed to be used by Tenant and depositing with Landlord in advance of any work (i) security reasonably satisfactory to Landlord for the completion thereof, and (ii) the contractor's affidavit for the proposed work and the waivers of lien from the contractor and all subcontractors and suppliers of material; and

               (c) furnishing Landlord with such insurance as Landlord may require against liabilities which may arise out of such entry.

          Landlord shall have the right to withdraw such license for any reason upon twenty-four (24) hours' written notice to Tenant. Landlord shall not be liable in any way for any injury, loss or damage which may occur to any of Tenant's property or installations in the Premises prior to the Commencement Date. Tenant shall protect, defend, indemnify and save harmless Landlord from all liabilities, costs, damages, fees and expenses arising out of the activities of Tenant or its agents, contractors, suppliers or workmen in the Premises or the Building. Any entry and occupation permitted under this Section shall be governed by Section 5 and all other terms of the Lease.

          6. MISCELLANEOUS.

          Terms used in this Appendix C shall have the meanings assigned to them in the Lease. The terms of this Appendix C are subject to the terms of the Lease.

                                   APPENDIX D

                    MORTGAGES CURRENTLY AFFECTING THE PROJECT

                                      NONE

                                   APPENDIX E

                         COMMENCEMENT DATE CONFIRMATION

Landlord:      CarrAmerica Realty Corporation, a Maryland corporation

Tenant:        Portable Software, Corporation, a Washington corporation

          This Commencement Date Confirmation is made by Landlord and Tenant pursuant to that certain Lease dated as of , 199__ (the "Lease") for certain premises known as Suite _____ in the building commonly known as Redmond Hilltop (the "Premises"). This Confirmation is made pursuant to Item 9 of the Schedule to the Lease.

          1 . Lease Commencement Date, Termination Date. Landlord and Tenant hereby agree that the Commencement Date of the Lease is 199_, and the Termination Date of the Lease is_______________,____.

          2. Acceptance of Premises. Tenant has inspected the Premises and affirms that the Premises are acceptable in all respects in their current "as is" condition.

          3. Incorporation. This Confirmation is incorporated into the Lease, and forms an integral part thereof. This Confirmation shall be construed and interpreted in accordance with the terms of the Lease for all purposes.

                                            TENANT:

                                            PORTABLE SOFTWARE CORPORATION
                                            a Washington corporation


                                            By:_________________________________
                                            Name:_______________________________
                                            Title:______________________________


                                            LANDLORD:

                                            CARRAMERICA REALTY CORPORATION
                                            a Maryland corporation


                                            By:_________________________________
                                            Name:_______________________________
                                            Title:______________________________

                                   APPENDIX F

                       LEGAL DESCRIPTION OF REAL PROPERTY

Lot 2, City of Redmond Short Plat Number SPL 91-0009, recorded under Recording Number 9111159007; said short plat being a portion of the southwest quarter of
Section 7, Township 25 North, Range 6 East, W.M., in King County, Washington.

                                   ADDENDUM 1
                                EXTENSION OPTION

          EXTENSION OPTION. Subject to Subsection B below, Tenant may at its option extend the Term of this Lease for one (1) period of five (5) years. Such period is called a "Renewal Term". The Renewal Term shall be upon the same terms contained in this Lease except for the payment of Base Rent during the Renewal Term; and any reference in the Lease to the "Term" of the Lease shall be deemed to include any Renewal Term and apply thereto, unless it is expressly provided otherwise. Tenant shall have no additional extension options.

          A. The Base Rent during a Renewal Term shall be the greater of (i) the Base Rent applicable to the last day of the final Lease Year prior to the applicable Renewal Term, or (ii) 100% of the Market Rate (defined hereinafter) for such space for a term commencing on the first day of the Renewal Term. "Market Rate" shall mean the then prevailing market rate for a comparable term commencing on the first day of the Renewal Term for tenants of comparable size and creditworthiness for comparable space in the Building and other first class office buildings in the vicinity of the Building.

          B. To exercise any option, Tenant must deliver a binding notice (subject to Tenant's cancellation rights set forth in paragraph C(i) below) to Landlord not less than nine (9) months prior to the expiration of the initial Term of this Lease. Thereafter, the Market Rate for the Renewal Term shall be calculated pursuant to Subsection C below and Landlord shall inform Tenant of the Market Rate. Such calculations shall be final and shall not be recalculated at the actual commencement of such Renewal Term. If Tenant fails to timely give its notice of exercise, Tenant will be deemed to have waived its option to extend.

          C. Market Rate shall be determined as follows:

          (i) If Tenant provides Landlord with its binding notice of exercise pursuant to Subsection B above, then within thirty (30) days thereafter, Landlord shall calculate and inform Tenant of the Market Rate. If Tenant rejects the Market Rate as calculated by Landlord, Tenant shall inform Landlord of its rejection within ten (10) days after Tenant's receipt of Landlord's calculation, and Landlord and Tenant shall commence negotiations to agree upon the Market Rate. If Tenant fails to timely reject Landlord's calculation of the Market Rate it will be deemed to have accepted such calculation. If Landlord and Tenant are unable to reach agreement within ten (10) days after Landlord's receipt of Tenant's notice of rejection, then Tenant may, upon written notice given to Landlord within five (5) days thereafter, cancel its notice of exercise of the option to renew. Should Tenant fail to give such notice to Landlord within such 5-day period, Tenant shall be deemed to have waived its right to cancel, time being of the essence hereof, and the Market Rate shall be determined in accordance with (ii) below.



                                   ADDENDUM 1

          (ii) If Landlord and Tenant are unable to reach agreement on the Market Rate within said ten (10) day period, then within seven (7) days, Landlord and Tenant shall each simultaneously submit to the other in a sealed envelope its good faith estimate of the Market Rate. If the higher of such estimates is not more than one hundred five percent (105%) of the lower, then the Market Rate shall be the average of the two. Otherwise, the dispute shall be resolved by arbitration in accordance with (iii) below.

          (iii) Within seven (7) days after the exchange of estimates, the parties shall select as an arbitrator an independent MAI appraiser with at least five (5) years of experience in appraising office space in the metropolitan area in which the Project is located (a "Qualified Appraiser"). If the parties cannot agree on a Qualified Appraiser, then within a second period of seven (7) days, each shall select a Qualified Appraiser and within ten (10) days thereafter the two appointed Qualified Appraisers shall select a third Qualified Appraiser and the third Qualified Appraiser shall be the sole arbitrator. If one party shall fail to select a Qualified Appraiser within the second seven (7) day period, then the Qualified Appraiser chosen by the other party shall be the sole arbitrator.

          (iv) Within twenty-one (21) days after submission of the matter to the arbitrator, the arbitrator shall determine the Market Rate by choosing whichever of the estimates submitted by Landlord and Tenant the arbitrator judges to be more accurate. The arbitrator shall notify Landlord and Tenant of its decision, which shall be final and binding. If the arbitrator believes that expert advice would materially assist him, the arbitrator may retain one or more qualified persons to provide expert advice. The fees of the arbitrator and the expenses of the arbitration proceeding, including the fees of any expert witnesses retained by the arbitrator, shall be paid by the party whose estimate is not selected. Each party shall pay the fees of its respective counsel and the fees of any witness called by that party.

          D. Tenant's option to extend this Lease is subject to the conditions that: (i) on the date that Tenant delivers its binding notice exercising an option to extend, Tenant is not in default under this Lease after the expiration of any applicable notice and cure periods, and (ii) Tenant shall not have assigned the Lease other than to an assignee to whom an assignment is permitted under the terms of Section 17 hereof, or sublet any portion of the Premises under a sublease which is effective at any time during the final twelve (12) months of the initial Term.



                                   ADDENDUM 1
                                   Page 2 of 2

                                   ADDENDUM 2
                         REVISION TO SPACE POCKET OPTION

          THIS ADDENDUM is to that certain Lease Agreement (the "Lease") dated October _________ , 1997, between CarrAmerica Realty corporation, a Maryland corporation (the "Landlord"), and Portable Software Corporation, a Washington corporation (the "Tenant"). Wherein this addendum differs from the terms of the Lease, the terms of this Addendum shall control.

          1. Space Pocket. Notwithstanding the terms of paragraph 2.A. (1), Tenant may, upon written notice given to Landlord no later than thirty (30) days prior to the expiration of the first twelve (12) months of the Lease term, and subject to the remaining terms of this Addendum, extend the 12-month "space pocket" period referenced in the fifth line of paragraph 2.A. (1) for an additional period of six (6) months. Accordingly, Landlord and Tenant agree that upon Tenant's exercise of such right to extend the "space pocket" period, the Base Rent for months thirteen through eighteen (13 through 18) of the Lease term shall be Thirty-Four Thousand Seven Hundred Seven Dollars ($34,707.00) plus in amount equal to the product arrived by multiplying the applicable Base Rent per square foot (as set forth in Item 12 of the schedule) by the rentable area of that portion (if any) of the 15,000 square foot space pocket actually occupied by Tenant. In addition, should Tenant exercise its option to extend the period of the space pocket as set forth herein, the Base Rent schedule contained in
Item 12 of the schedule shall be modified as follows:

                                          Annual                   Monthly             Per Sq. Ft.
          Period                        Base Rent                 Base Rent                Rent
          ------                        ---------                 ---------                ----
Months 6 through 18                      $416,484                   $34,707           $14.85 nnn/rsf
Months 19 through 37                     $682,284                   $56,857           $15.85 nnn/rsf
Months 37 through 60                     $746,844                   $62,237           S17.35 nnn/rsf

          2. Security Deposit. It shall be a condition to the effectiveness of Tenant's extension of the "space pocket" period as set forth in the preceding paragraph that, on or before the thirteenth (13th) month of the Lease term, Tenant shall increase the Letter of Credit referenced in paragraph 20 of the lease to $580,000.00. In such event, paragraph 20.A shall be amended to provide that (i) the Letter of Credit shall be reduced after the first thirty-six (36) months of the Lease by $125,000.00, to $455,000.00; and (ii) provided that Tenant shall not be in default under the Lease beyond any applicable cure period, Landlord shall reduce the amount of the Letter of Credit by $101,250.00 at the expiration of each six (6) month interval thereafter; provided further, however, that the amount required under the Letter of Credit shall in no event be reduced below $50,000.00. Further, in the event the security deposit shall be increased as aforesaid, the term "$400,000.00" in the first line of paragraph 20.B shall instead be "$530,000.00".



                                   ADDENDUM 2

          3. No Other Modifications. Except as expressly set forth in this Addendum, the parties' Lease shall be unmodified and shall continue in full force and effect.



                                   ADDENDUM 2

                                  APPENDIX C-2
                            NON-STANDARD IMPROVEMENTS
                              TO BE PAID BY TENANT

Millwork                                                                                           Approximate Cost
--------                                                                                           ----------------
Board room counter and cabinets                                                                         $2,033
Board room display rail                                                                                  1,637
Large conference/training room: counter and cabinets                                                     2,568
Board room: white board                                                                                   inc.
Reception desk includes light wood paneling at reception area.                                           7,426
(Tenant must decide if they want to install by November 7)

Finishes
Carpet at lobby/reception and board room                                                                10,215
In-fill panel at overhead door in lunch room with glazing                                                1,130
(1/2 of approximate cost; the other 1/2 to be paid by landlord)

Terrazzo stone may not be installed in the lobby area and instead, Landlord and Tenant will agree on certain upgrades to the lobby area to approximately equal the value of the stone or about $14,500.

Additional Requirements
34 down light can fixtures with dimmer switches in the following areas:

7 - Board room                                                   2 - Lunch room                          6,426
10 - Large conference /training room                             8 - Reception area
7 - Lounge

Office relites for interior offices @ $243 each x 54 total                                              13,116
Recessed electric projection screen                                                                      2,203

Other Items:

Voice and data lines                              Exterior and Interior Signage
Security system/key card entry                    Demountable partitions and hook up
UPS system or generator                           Appliances
Office equipment                                  Wall covering
Separate fire protection for computer rooms       Separate HVAC for computer rooms

Tenant will, with Landlord's approval, contract for these "other items" separately and such costs will be paid by Tenant.

These Costs are estimates only and do not include WSST. Final costs, once determined, will be paid by Tenant to Landlord upon completion of the improvements in accordance with Paragraph 1 of Appendix C.

All items contemplated by the Plans dated 10/23/97 and which are attached to this Lease are included in Landlord's Contribution and will be paid for by Landlord unless such items are specifically included in this Appendix C-2.

                                  APPENDIX C-1

                           BUILDING STANDARD FINISHES

                                  HILLTOP B & C

1. Floors - Landlord shall provide cured and sealed concrete floors which are level to within industry standards and ready to receive tenant's finish flooring.

2. Acoustical Treatment - Interior partitions shall receive foam sound gasket at ceiling, floor, and mullion connections. Tenant may request full height insulated walls for sound isolation purposes at Tenant's expense.

3 Insulation - Landlord shall provide all exterior wall and ceiling insulation and moisture barriers required to meet current Washington State Energy Code. All piping, waterlines, and rain leaders shall be insulated as part of the shell core scope of work.

4. Finish Carpentry and Millwork - Millwork shall consist of countertops, cabinets, shelving and trim where indicated on space plan. Millwork and trim that is part of the building's lobby, restrooms, showers, and stairs shall be provided by Landlord. Millwork and trim located with Tenant's premises shall be included in tenant improvement allowance. Quality and type shall be as follows:

     Quality                Custom grade matching commercial standard
                            product lines using European style
                            construction. Provide marine grade plywood at
                            all cafeteria countertops and bases.
     Door Design            Flush Overlay
     Hinges                 Concealed, Soss or equal
     Pulls                  Wire type, finish to match hardware
     Millwork Finish        All surfaces shall have plastic laminate, matte
                            finish, Nevamar or equal.
     Backsplash             4" plastic laminate in all wet areas.

5. Finish Carpentry - All wood finish material shall be prefinished stain birch solids and veneers. Finish Carpentry in building lobby shall be by landlord.

6. Doors - All interior doors shall be 1 3/4" x 3'-0" x 7'-0" solid core birch veneer with solid hardwood edge and clear lacquer finish. Custom stain grade or better.

7. Frames - All interior frames shall be Hemlockjams with clear lacquer finish.

8. Hardware - Locks and latches shall be commercial grade ADA compliant mortise type with lever handles and with Yale cores.

9. Core and Shell Partitions - Core wall partitions shall have taped and finished GWB surface ready to receive tenant's finish.

10. Interior Partitions - Building standard partition shall consist of 5/8" GWB over 2 1/2" metal studs at 2'-0" O.C. with 1/2" reveal at ceiling. Code required one hour construction and sound isolation walls will continue to structure above.

11. Ceiling - Tenant Improvement Allowance shall be used for finished ceiling construction. Ceilings shall be lay-in acoustical tile ceiling in suspended metal grid. Standard tile shall be 2'x4' Second Look tile with tegular edge.

12. Restrooms - Landlord to provide finished restrooms with ceramic tile on the floor, base and wet walls, plastic laminate floor mounted toilet partitions, and plastic laminate countertops with mirror above. Walls to receive vinyl wallcovering (except at wet walls). All standard toilet accessories to be provided.

13.  Carpet - Building standard carpet is a 26 oz. loop pile, glued down.

14.  Base - 4" Rubber base.

15. Paint - Building standard paint to be eggshell finish, applied in two coats over a primer.

16. Sprinkler - Landlord shall provide a complete sprinkler system to meet local standards based on a B-2 occupancy. Sprinkler heads to be turned down and located per tenant improvement plans as part of the tenant improvement allowance.

17. Electrical - Landlord to provide electrical service to the building, and provide a distribution system to a circuit panel on each floor. The system will be designed to meet all current codes and standards. All electrical work necessary to install the Tenant's electrical outlets, and connect them to the main building electrical service and Building Shell and Core circuit panels, shall be part of the tenant improvements.

18. HVAC - Landlord has provided a rooftop Dx packaged air conditioning unit for each building. A medium duct distribution system distributes air to each floor terminating in perimeter zone VAV units. Heating is provided at each VAV unit. Additional zones and supplemental cooling are tenant costs.

19. Light Fixtures - 2 x 4 parabolic deep cell, 3 lamp with electronic ballasts.

20. Fire Alarm System - Landlord to provide a fire alarm system as required by code.

21. Window Coverings - Landlord to provide horizontal 1" mini-blinds at all exterior windows. Installation costs on the blinds to be part of standard improvement allowance.

                                  HILLTOP B & C
                           BUILDING STANDARD FINISHES

SCHEME A


Carpet
           Mannington Commercial Carpet
           Pattern: Carthage  II 26 oz.
           Color:  Mineral Buff (MIBL)

Base
           Johnsonite
           Rubber Wall Base
           Color: Grey DC-48

General Paint
           Benjamin Moore
           Color: #972

Accent Paint
           Benjamin Moore
           Color: #HC-144 (Green)

           Benjamin Moore
           Color: #1393 (Purple)

           Benjamin Moore
           Color: #1045 (Yellow)

SCHEME B

Carpet     Mannington Commercial Carpet
           Pattern: Carthage II 26 oz.
           Color: Rock Crystal (ROCR)

Base
           Johnsonite
           Rubber Wall Base
           Color: Moon Rock DC-29

General Paint
           Benjamin Moore
           Color: Navajo White

Accent Paint
           Benjamin Moore
           Color: #1039 (Gold)

           Benjamin Moore
           Color: #1274 (Rust)

           Benjamin Moore
           Color: Hamilton Blue



                                  (PAGE 3 OF 3)

                            FIRST AMMENDMENT TO LEASE


          THIS FIRST AMENDMENT TO LEASE ("Amendment") dated April 10, 1998, by and between CARRAMERICA REALTY CORPORATION, a Maryland corporation ("Landlord"), and PORTABLE SOFTWARE CORPORATION, a Washington corporation ("Tenant"),

                              W I T N E S S N E T H:

          WHEREAS,, Landlord and Tenant entered a Lease Agreement (the "Lease") dated October 31st, 1997 for those certain Premises commonly known as Building B at 6222 185th Avenue NE, Redmond, Washington 98052, located on that land legally described on Appendix A hereto;

          WHEREAS, the Lease provides, as more particularly set forth in Appendix C thereto, that Tenant shall pay to Landlord upon completion of construction of the Initial Improvements the cost of any tenant improvements in excess of the cost of Landlord's building standard improvements; and

          WHEREAS, the parties have determined the amount of such excess cost (the "Additional Tenant Improvement Cost") and desire to amend the Lease regarding Tenant's payment of Additional Rent to Landlord;

          NOW, THEREFORE, in consideration of the terms hereof, the parties agree as follows:

          1. Payment of Additional Rent. Notwithstanding any other provision of the Lease, Tenant covenants and agrees to pay to Landlord, as Additional Rent, but without offset or deduction of any kind, compensation for the Additional Tenant Improvement Cost of FIFTY THOUSAND SEVEN HUNDRED SEVENTY-FIVE DOLLARS
AND 84/100 ($50,775.84). Such amount shall be payable in monthly installments of ONE THOUSAND EIGHTY-TWO DOLLARS ($1,082.00), or more, commencing February 1, 1999, and on or before the first day of each calendar month thereafter through January 1, 2003.

          2. Landlord's Remedies. If Tenant shall fail to pay timely any installment of the Additional Rent provided for herein and Landlord elects to terminate the Lease, all amounts payable under the terms of this Amendment shall be deemed Rent due before such termination.


FIRST AMENDMENT TO LEASE - 1
KLB: February 5, 1998

          3. No Other Modifications. Except as expressly set forth herein, the parties' Lease shall remain unmodified and shall continue in full force and effect.

         LANDLORD:                          CARRAMERICA REALTY CORPORATION,
                                            a Maryland corporation

                                            By: /s/ PHILIP L. HAWKINS
                                               ---------------------------------
                                            Print Name:  PHILIP L. HAWKINS
                                                       -------------------------
                                            Print Title: MANAGING DIRECTOR
                                                        ------------------------

         TENANT:                            PORTABLE SOFTWARE CORPORATION,
                                            a Washington corporation


                                            By: /s/ ANNE KROGEN
                                               ---------------------------------
                                            Print Name:  ANNE KROGEN
                                                       -------------------------
                                            Print Title: DIRECTOR OF FINANCE
                                                        ------------------------



FIRST AMENDMENT TO LEASE - 2
KLB : February 5, 1998

                                   APPENDIX A

                       LEGAL DESCRIPTION OF REAL PROPERTY

Lot 2, City Of Redmond Short Plat Number SPL 91-0009, recorded under Recording Number 9111159007; said short plat being a portion of the southwest quarter of
Section 7, Township 25 North, Range 6 East, W.M., in King County, Washington.

                      )
DISTRICT OF COLUMBIA  ) ss.
                      )

     On this 17th day of April, 1998, before me, the undersigned, a Notary Public in and for the District of Columbia, duly commissioned and sworn as such, personally appeared Philip L. Hawkins, to me known to be the Managing Director of CARRAMERICA REALTY CORPORATION, the corporation that executed the within and foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of said corporation for the uses and purposes therein mentioned, and on oath stated that he was authorized to execute said instrument, and that the seal affixed is the corporate seal of said corporation.

     WITNESS my hand and official seal the day and year in this certificate first above written.

                                                /s/  OLIVIA M. KERR
                                        ----------------------------------------
                                                     Olivia M. Kerr
                                        ----------------------------------------
                                                      [print name]
                                        NOTARY PUBLIC in and for the District of
                                        Columbia, residing at Lorton, VA.
                                        My commission expires 11-30-01



STATE OF WASHINGTON   )
                      ) ss.
County of KING        )

     I CERTIFY that I know or have satisfactory evidence that Ann Kroger is the person who appeared before me, and acknowledged that she signed this instrument, on oath stated that she was authorized to execute the instrument, and acknowledged it as the Director of Finance of PORTABLE SOFTWARE CORPORATION, to be the free and voluntary act of such party for the uses and purposes mentioned in the instrument.

     DATED: April 10th, 1998

                                                  /s/  LISA FOYSTON
                                        ----------------------------------------
                                                       Lisa Foyston
                                        ----------------------------------------
                                                      [print name]
                                        NOTARY PUBLIC in and for the State of
                                        Washington, residing at Seattle, WA
                                        My appointment expires 10-14-2000

FIRST AMENDMENT TO LEASE - 3
KLB: February 5, 1998